                                                                    Exhibit 4.26
--------------------------------------------------------------------------------






                          REVOLVING CREDIT AGREEMENT

--------------------------------------------------------------------------------


                                     Among

         ICG COMMUNICATIONS, INC. AND EACH OF ITS SUBSIDIARIES PARTY
                                    HERETO,
   Debtors and Debtors-in-Possession under Chapter 11 of the Bankruptcy Code as Borrowers

                                      and

                           THE LENDERS PARTY HERETO,

                                      and

                           THE CHASE MANHATTAN BANK,

                                   as Agent

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         Dated as of December 4, 2000



                                                                  CONFORMED COPY

                          REVOLVING CREDIT AGREEMENT
                               TABLE OF CONTENTS

                                                                            Page No.
SECTION 1. DEFINITIONS.........................................................    2

 SECTION 1.1 Defined Terms.....................................................    2
 SECTION 1.2 Terms Generally...................................................   15

SECTION 2. AMOUNT AND TERMS OF CREDIT..........................................   16

 SECTION 2.1 Commitment of the Lenders.........................................   16
 SECTION 2.2 Availability of Commitment; Borrowing Base........................   16
 SECTION 2.3 Letters of Credit.................................................   17
 SECTION 2.4 Issuance..........................................................   19
 SECTION 2.5 Nature of Letter of Credit Obligations Absolute...................   19
 SECTION 2.6 Making of Loans...................................................   20
 SECTION 2.7 Repayment of Loans; Evidence of Debt..............................   20
 SECTION 2.8 Interest on Loans.................................................   21
 SECTION 2.9 Default Interest..................................................   21
 SECTION 2.10 Optional Termination or Reduction of Commitment..................   22
 SECTION 2.11 Alternate Rate of Interest.......................................   22
 SECTION 2.12 Refinancing of Loans.............................................   22
 SECTION 2.13 Mandatory Prepayment; Commitment Termination; Cash Collateral....   23
 SECTION 2.14 Optional Prepayment of Loans; Reimbursement of Lenders...........   24
 SECTION 2.15 Reserve Requirements; Change in Circumstances....................   25
 SECTION 2.16 Change in Legality...............................................   27
 SECTION 2.17 Pro Rata Treatment, etc..........................................   27
 SECTION 2.18 Taxes............................................................   28
 SECTION 2.19 Certain Fees.....................................................   30
 SECTION 2.20 Commitment Fee; Early Termination Fee............................   30
 SECTION 2.21 Letter of Credit Fees............................................   31
 SECTION 2.22 Nature of Fees...................................................   31
 SECTION 2.23 Priority and Liens...............................................   31
 SECTION 2.24 Right of Set-Off.................................................   32
 SECTION 2.25 Security Interest in Letter of Credit Account....................   33
 SECTION 2.26 Payment of Obligations...........................................   33
 SECTION 2.27 No Discharge; Survival of Claims.................................   33

SECTION 3. REPRESENTATIONS AND WARRANTIES......................................   33

 SECTION 3.1 Organization and Authority........................................   33
 SECTION 3.2 Due Execution.....................................................   33
 SECTION 3.3 Statements Made...................................................   34
 SECTION 3.4 Financial Statements..............................................   34
 SECTION 3.5 Ownership.........................................................   35

 SECTION 3.6 Liens......................................................... 35
 SECTION 3.7 Compliance with Law........................................... 35
 SECTION 3.8 Insurance..................................................... 35
 SECTION 3.9 Final Order................................................... 35
 SECTION 3.10 Use of Proceeds.............................................. 36
 SECTION 3.11 Litigation................................................... 36
 SECTION 3.12 Intellectual Property........................................ 36
 SECTION 3.13 Material Contracts........................................... 36

SECTION 4. CONDITIONS OF LENDING........................................... 36

 SECTION 4.1 Conditions Precedent to Closing............................... 36
 SECTION 4.2 Conditions Precedent to Each Loan and Each Letter of Credit... 38

SECTION 5. AFFIRMATIVE COVENANTS........................................... 40

 SECTION 5.1 Financial Statements, Reports, etc............................ 40
 SECTION 5.2 Existence..................................................... 43
 SECTION 5.3 Insurance..................................................... 43
 SECTION 5.4 Obligations and Taxes......................................... 43
 SECTION 5.5 Notice of Event of Default, etc............................... 44
 SECTION 5.6 Access to Books and Records................................... 44
 SECTION 5.7 Maintenance of Sweep Account.................................. 45
 SECTION 5.8 Borrowing Base Certificate.................................... 45

SECTION 6. NEGATIVE COVENANTS.............................................. 45

 SECTION 6.1 Liens......................................................... 45
 SECTION 6.2 Merger, etc................................................... 45
 SECTION 6.3 Indebtedness.................................................. 45
 SECTION 6.4 Capital Expenditures.......................................... 46
 SECTION 6.5 EBITDA........................................................ 46
 SECTION 6.6 Guarantees and Other Liabilities.............................. 47
 SECTION 6.7 Chapter 11 Claims............................................. 47
 SECTION 6.8 Dividends; Capital Stock...................................... 47
 SECTION 6.9 Transactions with Affiliates.................................. 48
 SECTION 6.10 Investments, Loans and Advances.............................. 48
 SECTION 6.11 Disposition of Assets........................................ 48
 SECTION 6.12 Nature of Business........................................... 48
 SECTION 6.13 Transactions among Borrowers................................. 48
 SECTION 6.14 Right of Subrogation among Borrowers......................... 48

SECTION 7. EVENTS OF DEFAULT............................................... 49

 SECTION 7.1 Events of Default............................................. 49

SECTION 8. THE AGENT....................................................... 52

 SECTION 8.1 Administration by Agent.........................................  52
 SECTION 8.2 Advances and Payments...........................................  52
 SECTION 8.3 Sharing of Setoffs..............................................  52
 SECTION 8.4 Agreement of Required Lenders...................................  53
 SECTION 8.5 Liability of Agent..............................................  53
 SECTION 8.6 Reimbursement and Indemnification...............................  54
 SECTION 8.7 Rights of Agent.................................................  54
 SECTION 8.8 Independent Lenders.............................................  54
 SECTION 8.9 Notice of Transfer..............................................  54
 SECTION 8.10 Successor Agent................................................  54

SECTION 9. MISCELLANEOUS.....................................................  55

 SECTION 9.1 Notices.........................................................  55
 SECTION 9.2 Survival of Agreement, Representations and Warranties, etc......  55
 SECTION 9.3 Successors and Assigns..........................................  55
 SECTION 9.4 Confidentiality.................................................  58
 SECTION 9.5 Expenses........................................................  58
 SECTION 9.6 Indemnity.......................................................  58
 SECTION 9.7 Choice of Law...................................................  59
 SECTION 9.8 No Waiver.......................................................  59
 SECTION 9.9 Extension of Maturity...........................................  59
 SECTION 9.10 Amendments, etc................................................  59
 SECTION 9.11 Severability...................................................  60
 SECTION 9.12 Headings.......................................................  60
 SECTION 9.13 Execution in Counterparts......................................  60
 SECTION 9.14 Prior Agreements...............................................  60
 SECTION 9.15 Further Assurances.............................................  61
 SECTION 9.16 Waiver of Jury Trial...........................................  61
 SECTION 9.17 Foreign Subsidiaries...........................................  61

Annex A - Commitment Amounts

Exhibit A - Form of Final Order

Exhibit B - Form of Security and Pledge Agreement

Exhibit C - Form of Opinion of Counsel

Exhibit D - Form of Assignment and Acceptance

Schedule 3.5 - Subsidiaries

Schedule 3.6 - Liens

Schedule 3.12 - Intellectual Property

Schedule 3.13 - Material Contracts

Schedule 5.2 - Certain Subsidiaries

Schedule 6.3 - Intercompany Indebtedness

Schedule 6.10 - Existing Investments

Schedule 6.13 - Borrower Transaction Restrictions

                          REVOLVING CREDIT AGREEMENT
                         Dated as of December 4, 2000

          REVOLVING CREDIT AGREEMENT, dated as of December 4, 2000, among ICG COMMUNICATIONS, INC., a Delaware corporation, ICG TEVIS, INC., a Delaware corporation, ICG FUNDING, LLC, a Delaware limited liability company, ICG SERVICES, INC., a Delaware corporation, ICG MOUNTAIN VIEW, INC., a Colorado corporation, ICG NETAHEAD, INC., a Delaware corporation, ICG EQUIPMENT, INC., a Colorado corporation, ICG CANADIAN ACQUISITION, INC., a Delaware corporation, ICG HOLDINGS (CANADA) CO., a Nova Scotia unlimited liability company, ICG HOLDINGS, INC., a Colorado corporation, ICG TELECOM GROUP, INC., a Colorado corporation, NIKONET, LLC, a Georgia limited liability company, ICG OHIO LINX, INC., an Ohio corporation, ICG ENHANCED SERVICES, INC., a Colorado corporation, COMMUNICATIONS BUYING GROUP, INC., an Ohio corporation, ICG TELECOM GROUP OF VIRGINIA, INC., a Virginia corporation, ICG DATACHOICE NETWORK SERVICES, L.L.C., a Nevada limited liability company, PTI HARBOR BAY, INC., a Washington corporation, BAY AREA TELEPORT, INC., a Delaware corporation, ICG ACCESS SERVICES - SOUTHEAST, INC., a Delaware corporation, TRANS AMERICAN CABLE, INC., a Kentucky corporation, ICG TELECOM OF SAN DIEGO, L.P., a California limited partnership, WESTERN PLAINS FINANCE, L.L.C., a Nevada limited liability company, ICG CHOICECOM MANAGEMENT, LLC, a Delaware limited liability company, ICG CHOICECOM, L.P., a Delaware limited partnership, and DOWNNORTH, INC., a Georgia corporation (each individually a "Borrower" and collectively the "Borrowers") ,
                                  --------                        ---------
each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrowers, each a "Case" and
                                                                       ----
collectively, the "Cases"),  THE CHASE MANHATTAN BANK, a New York banking
                   -----
corporation ("Chase"), each of the other commercial banks, finance companies,
              -----
insurance companies or other financial institutions or funds from time to time party hereto (together with Chase, the "Lenders") and THE CHASE MANHATTAN BANK,
                                        -------
as agent (in such capacity, the "Agent") for the Lenders.
                                 -----

                            INTRODUCTORY STATEMENT

          WHEREAS, on November 14, 2000, the Borrowers filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

          WHEREAS, the Borrowers have applied to the Lenders for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $350,000,000 and initially not to be less than $200,000,000 (subject to the terms and conditions of this Agreement); and

          WHEREAS, the proceeds of the Loans will be used for working capital and other general corporate purposes of the Borrowers; and

          WHEREAS, to provide for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrowers hereunder and under the other Loan Documents (including, without limitation, the Obligations of the Borrowers under Section 6.3(v)), the Borrowers will provide to the Agent and the Lenders the following (each as more fully described herein):

          (a)  an allowed Superpriority Claim;

          (b) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of the Borrowers and on all cash and cash equivalents in the Letter of Credit Account, provided that
                                                           --------
following the Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out hereinafter referred to;

          (c) a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrowers that is subject to valid and perfected Liens in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code or that is subject to Permitted Liens, junior to such valid and perfected Liens, provided that upon
                                                           --------
repayment of all Indebtedness under the Existing Agreement, the Obligations of the Borrowers hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section 6.3(v) shall automatically be secured, pursuant to Section 364(c)(2) of the Bankruptcy Code, by a perfected first priority Lien (subject to Liens permitted pursuant to clauses (i) or (ii) of Section 6.1) on all property of the Borrowers that then secures all Indebtedness under the Existing Agreement; and

          WHEREAS, all of the claims granted hereunder in the Cases to the Agent and the Lenders shall be subject to the Carve-Out to the extent provided in
Section 2.23.

          Accordingly, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS

     SECTION 1.1  Defined Terms.
                  -------------

          As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.
           -------------

          "ABR Loan" shall mean any Loan bearing interest at a rate determined
           --------
by reference to the Alternate Base Rate in accordance with the provisions of
Section 2.

          "Account" shall mean any right to payment for goods sold, regardless
           -------
of how such right is evidenced and whether or not it has been earned by performance.

          "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar
           -------------------
Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate
                                         ----------
(rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

          "Affiliate" shall mean, as to any Person, any other Person which,
           ---------
directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a
 -----------------
"Controlling Person") if the Controlling Person possesses, directly or
 ------------------
indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

          "Agent" shall have the meaning set forth in the Introduction.
           -----

          "Agreement" shall mean this Revolving Credit Agreement, as the same
           ---------
may from time to time be further amended, modified or supplemented.

          "Alternate Base Rate" shall mean, for any day, a rate per annum
           -------------------
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest
                                  ----------
per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD
                                                                    -------
Rate" shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate"
                                                  -----------------------------
shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the
                 ----------------------------
weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.
If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Amounts" shall have the meaning given such term in Section 2.18(a).
           -------

          "Assessment Rate" shall mean for any date the annual rate (rounded
           ---------------
upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

          "Assignment and Acceptance" shall mean an assignment and acceptance
           -------------------------
entered into by a Lender and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit C.
                             ---------

          "Available Commitment" shall have the meaning given such term in
           --------------------
Section 2.2.

          "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as
           ---------------
heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

          "Bankruptcy Court" shall mean the United States Bankruptcy Court for
           ----------------
the District of Delaware or any other court having jurisdiction over the Cases from time to time.

          "Board" shall mean the Board of Governors of the Federal Reserve
           -----
System of the United States.

          "Borrower" and "Borrowers" shall have the respective meanings set
           --------       ---------
forth in the Introduction.

          "Borrowing" shall mean the incurrence of Loans of a single Type made
           ---------
from all the Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

          "Borrowing Base" shall mean, on any date from and after the expiration
           --------------
of the Initial Period, the amount (which may include certain receivables, equipment and fixtures meeting certain eligibility standards established by the Agent) determined by the Agent. Borrowing Base standards may be fixed and revised from time to time by the Agent in the Agent's exclusive judgment, with such consent of the Lenders as may be required pursuant to Section 9.10.

          "Borrowing Base Certificate" shall mean a certificate in a form
           --------------------------
satisfactory to the Agent (with such changes therein as may be required by the Agent from time to time to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified by a Financial Officer of ICG Communications, Inc., which shall include appropriate exhibits and schedules as referred to therein and as provided for in Section 5.8.

          "Budget" shall have the meaning given such term in Section 4.1(i).
           ------

          "Business Day" shall mean any day other than a Saturday, Sunday or
           ------------
other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

          "Capital Expenditures" shall mean, for any period, the aggregate of
           --------------------
all expenditures (whether paid in cash and not theretofore accrued subsequent to the date of this Agreement or accrued as liabilities during such period and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrowers and their Subsidiaries) by the Borrowers and their Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by any of the Borrowers or their Subsidiaries to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

          "Capitalized Lease" shall mean, as applied to any Person, any lease of
           -----------------
property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          "Carve-Out" shall have the meaning set forth in Section 2.23.
           ---------

          "Cases" shall mean the Chapter 11 Cases of each of the Borrowers
           -----
pending in the Bankruptcy Court.

          "Change of Control" shall mean: (i) the occupation of a majority of
           -----------------
the seats (other than vacant seats) on the board of directors of Parent, after the Filing Date, by Persons who were neither (A) nominated by the board of directors of Parent nor (B) appointed by the directors so nominated; or (ii) following (x) the termination of the employment of the Chief Executive Officer of the Parent for any reason or (y) the assignment to the Chief Executive Officer of duties inconsistent with his position of Chief Executive Officer to provide overall management of the Parent which results in a diminution of such position, the Parent's retention of a new Chief Executive Officer (or an individual discharging the customary duties and responsibilities of such officer) who is not satisfactory to the Agent.

          "Chase" shall have the meaning set forth in the Introduction.
           -----

          "Closing Date" shall mean the date on which this Agreement has been
           ------------
executed and the conditions precedent set forth in Section 4.1 have been satisfied or waived, which date shall occur promptly after the date of this Agreement, but in no event later than ten (10) days following the entry of the Final Order. The Agent's execution and delivery of this Agreement shall constitute notice to the Borrowers of the satisfaction of the conditions precedent set forth in Section 4.1 and the occurrence of the Closing Date.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Commitment" shall mean, with respect to each Lender, the commitment
           ----------
of each Lender hereunder in the amount set forth opposite its name on Annex A
                                                                      -------
hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

          "Commitment Fee" shall have the meaning set forth in Section 2.20.
           --------------

          "Commitment Letter" shall mean that certain Commitment Letter dated
           -----------------
November 13, 2000 among the Agent, Chase Securities Inc. and the Borrowers.

          "Commitment Percentage" shall mean at any time, with respect to each
           ---------------------
Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

          "Consummation Date" shall mean the date of the substantial
           -----------------
consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan of the Borrowers that is confirmed pursuant to an order of the Bankruptcy Court in the Cases.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Early Termination Fee" shall have the meaning given such term in
           ---------------------
Section 2.20.


          "EBITDA" shall mean, for any period, all as determined in accordance
           ------
with GAAP, the consolidated net income (or net loss) of the Borrowers and their Subsidiaries for such period, plus (a) the sum of (i) depreciation expense, (ii)
                              ----
amortization expense, (iii) other non-cash charges, (iv) net total Federal, state and local income tax expense, (v) gross interest expense for such period less gross interest income for such period, (vi) extraordinary losses, (vii) any non-recurring charge or restructuring charge, (viii) the cumulative effect of any change in accounting principles and (ix) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the Borrowers' and their Subsidiaries' consolidated statement of income for such period less (b) extraordinary gains plus or minus (c) the amount of
                ----                         ----    -----
cash received or expended in such period in respect of any amount which, under clause (vii) above, was taken into account in determining EBITDA for such or any prior period.

          "Eligible Assignee" shall mean (i) a commercial bank having total
           -----------------
assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; and (iii) any other financial institution satisfactory to the Borrowers and the Agent.

          "Environmental Lien" shall mean a Lien in favor of any Governmental
           ------------------
Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" shall mean any trade or business (whether or not
           ---------------
incorporated) which is a member of a group of which any of the Borrowers is a member and which is under common control within the meaning of Section 414(b) or
(c) of the Code and the regulations promulgated and rulings issued thereunder.

          "Eurocurrency Liabilities" shall have the meaning assigned thereto in
           ------------------------
Regulation D issued by the Board, as in effect from time to time.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
           --------------------
Loans.

          "Eurodollar Loan" shall mean any Loan bearing interest at a rate
           ---------------
determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

          "Event of Default" shall have the meaning given such term in Section
           ----------------
7.

          "Existing Agreement" shall mean that certain Credit Agreement dated as
           ------------------
of August 12, 1999 among ICG Equipment, Inc. and ICG NetAhead, Inc., as borrowers, ICG Services,

Inc., as parent, the several lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc, as sole book-runner and lead arranger, Royal Bank of Canada, as administrative agent and collateral agent, and Bank of America, N.A. and Barclays Bank PLC, as co-documentation agents, and shall include the "Loan Documents" (as defined therein) (each as heretofore amended, amended and restated or otherwise modified).

          "FCC" means the Federal Communications Commission or any successor
           ---
commission or agency of the United States of America having jurisdiction over any Borrower.

          "Fees" shall collectively mean the Commitment Fees, Letter of Credit
           ----
Fees and other fees referred to in Sections 2.19, 2.20 and 2.21.

          "Filing Date" shall mean November 14, 2000.
           -----------

          "Final Order" shall have the meaning given such term in Section
           -----------
4.2(d).

          "Financial Officer" shall mean the Chief Financial Officer, Vice
           -----------------
President Finance, Vice President/Operations Controller, Corporate Controller, Treasurer or Assistant Treasurer of a Borrower.

          "Foreign Subsidiary" shall have the meaning given such term in Section
           ------------------
9.17.

          "Fronting Bank" shall mean Chase or such other commercial bank (which
           -------------
other commercial bank shall be reasonably satisfactory to the Borrowers) as may agree with Chase to act in such capacity.

          "GAAP" shall mean generally accepted accounting principles applied in
           ----
accordance with Section 1.2.

          "Governmental Authority" shall mean any Federal, state, municipal or
           ----------------------
other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

          "Indebtedness" shall mean, at any time and with respect to any Person,
           ------------
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnified Party" shall have the meaning given such term in Section
           -----------------
9.6.

          "Initial Period" shall have the meaning given such term in Section
           --------------
2.2.

          "Insufficiency" shall mean, with respect to any Plan, the amount, if
           -------------
any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

          "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the
           ---------------------
last day of each consecutive 30 day period running from the commencement of the applicable Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.

          "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans,
           ---------------
the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one or three months thereafter, as the Borrowers may elect in the related notice delivered pursuant to Sections 2.6(b) or 2.12; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

          "Investments" shall have the meaning given such term in Section 6.10.
           -----------

          "Lenders" shall have the meaning set forth in the Introduction.
           -------

          "Letter of Credit" shall mean any irrevocable letter of credit issued
           ----------------
pursuant to Section 2.3, which letter of credit shall be (i) a standby or import documentary letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrowers or for such other purposes as are reasonably acceptable to the Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank.

          "Letter of Credit Account" shall mean the account established by the
           ------------------------
Borrowers under the sole and exclusive control of the Agent maintained at the office of the Agent at 270

Park Avenue, New York, New York 10017 designated as the "ICG Communications, Inc. Letter of Credit Account" that shall be used solely for the purposes set forth in Sections 2.3(b) and 2.13.

          "Letter of Credit Fees" shall mean the fees payable in respect of
           ---------------------
Letters of Credit pursuant to Section 2.21.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
           -----------------------------
(i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Loan" and "Loans" shall have the respective meanings given such terms
           ----       -----
in Section 2.1.

          "Loan Documents" shall mean this Agreement, the Letters of Credit, the
           --------------
Security and Pledge Agreement and any other instrument or agreement executed and delivered in connection herewith.

          "Material Contract" means (i) each agreement described as a master
           -----------------
lease agreement, and each agreement in the nature of a master lease, to which ICG Equipment, Inc. is a party as lessor, (ii) any other material lease agreement to which ICG Equipment, Inc. is a party as lessor and (iii) each other contract to which a Borrower or any of their respective Subsidiaries is a party involving aggregate consideration payable to or by such Person of $5,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers taken as a whole.

          "Maturity Date" shall initially mean November 14, 2001, subject to
           -------------
adjustment to a date not later than May 14, 2002 pursuant to Section 2.2(d).

          "Minority Lenders" shall have the meaning given such term in Section
           ----------------
9.10(b).

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" shall mean a Single Employer Plan, which (i)
           ----------------------
is maintained for employees of a Borrower or an ERISA Affiliate and at least one Person other than such Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which a Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

          "Net Proceeds" shall mean, in respect of any sale of assets, the
           ------------
proceeds of such sale after the payment of or reservation for expenses that are directly related to (or the need for which arises as a result of) the transaction of sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related to the sale and the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Agent on behalf of the Lenders.

          "Obligations" shall mean (a) the due and punctual payment of principal
           -----------
of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrowers to the Lenders and the Agent under the Loan Documents.

          "Organizational Documents" shall mean (i) with respect to any
           ------------------------
corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership or formation, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended, and (v) with respect to any unlimited liability company, its certificate of formation, as amended, and its memorandum and articles of association, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state of similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

          "Other Taxes" shall have the meaning given such term in Section 2.18.
           -----------

          "Parent" shall mean ICG Communications, Inc., a Delaware corporation.
           ------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
           ----
successor agency or entity performing substantially the same functions.

          "Pension Plan" shall mean a defined benefit pension or retirement plan
           ------------
which meets and is subject to the requirements of Section 401(a) of the Code.

          "Permitted Investments" shall mean:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

          (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or the bank with whom the Borrowers maintain their cash management system, provided, that if such bank is not a Lender hereunder, such bank shall have entered into an agreement with the Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or
(ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

          (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

          (e) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause
(a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

          (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through
(e) above; and

          (g) to the extent owned on the Filing Date, investments in the capital stock of any direct or indirect Subsidiary of the Borrowers (including, but without permitting any additional Investment in, the limited partnership interests of ICG 161, L.P., a Delaware limited partnership).

          "Permitted Liens" shall mean (i) Liens imposed by law (other than
           ---------------
Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations incurred in the ordinary course of business or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere with the ordinary conduct of the business of any Borrower, and which do not detract from the value of the property to which they attach or materially impair the use thereof to any Borrower; (v) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.3(iii) solely for the purpose of financing the acquisition of such property; (vi) prior to the initial extension of credit hereunder (other than Letters of Credit issued pursuant to the proviso set forth in Section 4.2(k)), Liens in favor of the collateral agent, the agent or the lenders thereunder securing obligations under the Existing Agreement;
(vii) extensions, renewals or replacements, including replacement Liens granted by the Bankruptcy Court, of any Lien referred to in paragraphs (i) through (v) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; and (viii) prior to the initial extension of credit hereunder (other than Letters of Credit issued pursuant to the proviso set forth in Section 4.2(k)), extensions, renewals or replacements, including replacement Liens granted by the Bankruptcy Court, of any Lien referred to in paragraph (vi) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

          "Person" shall mean any natural person, corporation, division of a
           ------
corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.
           ----

          "Pre-Petition Payment" shall mean a payment (by way of adequate
           --------------------
protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against the Borrowers, including, without limitation, reclamation claims, but excluding refunds or credits to customers in the ordinary course of business.

          "PUC" means any state governmental authority having utility or
           ---
telecommunications authority over any Borrower.

          "Register" shall have the meaning set forth in Section 9.3(d).
           --------

          "Reorganization Plan" shall mean a plan of reorganization in any of
           -------------------
the Cases.

          "Required Lenders" shall mean, at any time, Lenders holding Loans
           ----------------
representing in excess of 50% of the aggregate principal amount of such Loans outstanding or, if no such Loans are outstanding, Lenders having Commitments representing in excess of 50% of the Total Commitment.

          "Security and Pledge Agreement" shall have the meaning given such term
           -----------------------------
in Section 4.1(c).

          "Single Employer Plan" shall mean a single employer plan, as defined
           --------------------
in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of a Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which a Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

          "Statutory Reserves" shall mean on any date the percentage (expressed
           ------------------
as a decimal) established by the Board and any other banking authority which is
(i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

          "Subsidiary" shall mean, with respect to any Person (herein referred
           ----------
to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided,
                                                                    --------
that unless otherwise qualified, for the purposes of the Loan Documents, all references to "Subsidiaries" shall refer to Subsidiaries of the Borrowers excluding ICG 161, L.P., a Delaware limited partnership.

          "Super-majority Lenders" shall have the meaning given such term in
           ----------------------
Section 9.10(b).

          "Superpriority Claim" shall mean a claim against any Borrower in any
           -------------------
of the Cases which is a superpriority administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b), 105, 326, 328, 330, 331, 506(c), 507(a), 507(b), 546(c), 726
(to the extent permitted by law), and 1112 of the Bankruptcy Code.

          "Taxes" shall have the meaning given such term in Section 2.18.
           -----

          "Termination Date" shall mean the earliest to occur of (i) the
           ----------------
Maturity Date, (ii) the Consummation Date and (iii) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

          "Termination Event" shall mean (i) a "reportable event", as such term
           -----------------
is described in Section 4043 of ERISA and the regulations issued thereunder (other than a

"reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in
Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR (S)(S) 2615.21 or 2615.23, or (ii) the withdrawal of any Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by any Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or
(iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

          "Total Commitment" shall mean, at any time, the sum of the Commitments
           ----------------
at such time.

          "Transferee" shall have the meaning given such term in Section 2.18.
           ----------

          "Type" when used in respect of any Loan or Borrowing shall refer to
           ----
the Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean
                                                                ----
the Adjusted LIBOR Rate and the Alternate Base Rate.

          "Unused Total Commitment" shall mean, at any time, (i) the Total
           -----------------------
Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

          "Withdrawal Liability" shall have the meaning given such term under
           --------------------
Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.2  Terms Generally.  The definitions in Section 1.1 shall apply
                  ---------------
equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any
      --------  -------
covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrowers' audited financial statements referred to in Section 3.4.

     SECTION 2.  AMOUNT AND TERMS OF CREDIT.

     SECTION 2.1  Commitment of the Lenders.
                  -------------------------

     (a) Each Lender severally and not jointly with the other Lenders agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.26), to make revolving credit loans (each a "Loan" and collectively, the "Loans") in U.S. Dollars to the
               ----                         -----
Borrowers at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed, when added to such Lender's Commitment Percentage of the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.3(b)), the Commitment of such Lender, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans, plus the then aggregate Letter of Credit Outstandings, exceed (i) prior to the expiration of the Initial Period, the Available Commitment, and (ii) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and (y) the Borrowing Base.

          (b) Each Borrowing shall be made by the Lenders pro rata in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve the other Lenders of their obligations to lend.

          SECTION 2.2  Availability of Commitment; Borrowing Base.  (a)  Subject
                       ------------------------------------------
to the terms and conditions hereof, from the Closing Date until (i) the completion of third-party appraisals of the Borrowers' assets, in form and substance satisfactory to the Agent in its sole discretion, and (ii) the Agent's determination of the Borrowing Base (the "Initial Period"), $200,000,000 of the
                                          --------------
Total Commitment (the "Available Commitment") shall be available to the
                       --------------------
Borrowers, first, for repayment in full (and not in part) of all of the then Indebtedness under the Existing Agreement, and, thereafter, for working capital and other general corporate purposes of the Borrowers; provided that, to the
                                                       --------
extent provided under Section 4.2(k), Letters of Credit will be available prior to repayment of the Indebtedness under the Existing Agreement. Following the Initial Period, the Borrowing Base shall become operative with respect to the availability of Loans or Letters of Credit under the Total Commitment and the amount of the Total Commitment and the Maturity Date may be adjusted pursuant to
Section 2.2(d) below.

          (b) Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Loans plus the then aggregate Letter of Credit Outstandings shall not at any time exceed (i) prior to the expiration of the Initial Period, the Available Commitment, and (ii) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and (y) the Borrowing Base, and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

          (c) Prior to or simultaneously with the making of the first Loans or the issuance of the first Letter of Credit, the Agent shall have received such documentation and acknowledgments as the Agent in its sole discretion shall require, evidencing the satisfaction and release of (i) all Indebtedness under the Existing Agreement; and (ii) all Liens securing that Indebtedness.

          (d) Notwithstanding any other provision of this Agreement to the contrary, the amount of the Total Commitment may be adjusted by the Agent, up to a maximum aggregate amount of $350,000,000, at any time and from time to time during the syndication process (as determined by the Agent) upon the Agent's calculation of the amount in excess of the Available Commitment that has been syndicated by Chase Securities, Inc. to one or more financial institutions. Prior to any such adjustment by the Agent, the Agent shall provide notice to the Borrowers of the amount of the proposed adjustment and any related proposed adjustment to the Maturity Date in connection therewith and the Borrowers shall advise the Agent, in writing within two (2) Business Days of receipt of such notice, as to the amount of the Total Commitment desired by the Borrowers and the Total Commitment shall be adjusted to reflect such increased amount desired by the Borrowers. The Borrowers, the Lenders and the Agent shall thereafter effect such adjustments to Annex A hereto as may be necessary to reflect the
                           -------
adjustments to the Total Commitment. Concurrent with any such adjustment to the Total Commitment, the Agent and the Borrowers may agree, in writing, to adjust the Maturity Date to a date not later than May 14, 2002 as long as the amount of the Total Commitment (subject to the limitations of the Borrowing Base) is sufficient to fund the Borrowers cash needs as set forth in the Budget at all times prior to the proposed adjusted Maturity Date.

     SECTION 2.3  Letters of Credit.
                  -----------------

          (a) Upon the terms and subject to the conditions herein set forth, the Borrowers may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrowers one or more Letters of Credit in support of obligations of the Borrowers that are acceptable to the Agent, provided that no
                                                               --------
Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings would exceed $10,000,000 and (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed (i) prior to the expiration of the Initial Period, the Available Commitment, and (ii) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and (y) the Borrowing Base, and, provided further that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required Lenders that the conditions to such issuance have not been met.

          (b) No Letter of Credit shall expire later than sixty (60) days after the Maturity Date, provided that if any Letter of Credit shall be outstanding on the Termination Date, the Borrowers shall, at or prior to the Termination Date, except as the Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "canceled" or (ii) if the Borrowers are unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), in an amount equal to the greater of (I) an amount, as determined by the Fronting Bank and the Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the Agent, the Fronting Bank and the Lenders of the Borrowers thereunder through the expiration date(s) of such Letters of Credit, and (II) 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks and/or (y) deposit cash in the Letter of Credit Account in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the greater of
(I) an amount, as determined by the Fronting Bank and the Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the Agent, the Fronting Bank and the Lenders of the Borrowers thereunder and (II) 105% of the then undrawn stated amount of all Letter of Credit Outstandings as collateral security for the Borrowers' reimbursement obligations in connection therewith, such cash to be remitted to the Borrowers upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

          (c) The Borrowers shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

          (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus 3% and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 5% (computed on the basis of the actual number of days elapsed over a year of 360 days). The Borrowers shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), in cash or through a Borrowing without the satisfaction of the conditions precedent set forth in
Section 4.2 or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each Lender agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Section 2.2.

          (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Lender other than such Fronting Bank and each such other Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 9.3, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Lender.

          (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrowers shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Lenders prior to 11:00 a.m. (New York City time) on any Business Day, such Lenders shall make available to the Fronting Bank such Lender's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Lender agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Lender to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to such Fronting Bank such other Lender's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Lenders pursuant to this paragraph, such Fronting Bank shall pay to each Lender which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Lender's Commitment Percentage thereof.

     SECTION 2.4  Issuance.  Whenever the Borrowers desire a Fronting Bank to
                  --------
issue a Letter of Credit, they shall give to such Fronting Bank and the Agent at least two (2) Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Agent, the Borrowers and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

     SECTION 2.5  Nature of Letter of Credit Obligations Absolute.  The
                  -----------------------------------------------
obligations of the Borrowers to reimburse the Lenders for drawings made under any Letter of Credit shall be joint and several, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

     SECTION 2.6  Making of Loans.
                  ---------------

          (a) Except as contemplated by Section 2.11, Loans shall be either ABR Loans or Eurodollar Loans as the Borrowers may request subject to and in accordance with this Section, provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Lender to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrowers pursuant to Sections 2.15 or 2.18. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than ten
(10) Borrowings of Eurodollar Loans may be outstanding at any time.

          (b) The Borrowers shall give the Agent prior notice of each Borrowing hereunder of at least three (3) Business Days for Eurodollar Loans and one (1) Business Day for ABR Loans; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $5,000,000 or any integral multiple of $1,000,000 in excess thereof in the case of Eurodollar Loans and $1,000,000 in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 12:00 noon, New York City time, on the third Business Day in the case of Eurodollar Loans and the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.6(b). Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrowers.

     SECTION 2.7  Repayment of Loans; Evidence of Debt.
                  ------------------------------------

          (a) The Borrowers hereby jointly and severally unconditionally promise to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and
(iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Borrowers. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.8  Interest on Loans.
                  -----------------

          (a) Subject to the provisions of Section 2.9, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate plus 3%.

          (b) Subject to the provisions of Section 2.9, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 4%.

          (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

     SECTION 2.9  Default Interest.  If any Borrower shall default in the
                  ----------------
payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.3(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) in the case of Borrowings consisting of Eurodollar Loans, the Adjusted LIBOR Rate in effect for such Borrowing plus 6% and (y) in the case of all other amounts, the Alternate Base Rate plus 5%.

     SECTION 2.10  Optional Termination or Reduction of Commitment.  Upon at
                   -----------------------------------------------
least two (2) Business Days' prior written notice to the Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction or termination, as applicable, of the Unused Total Commitment shall be in the principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Any reduction or termination, as applicable, of the Unused Total Commitment pursuant to this Section shall be deemed to be a reduction or termination, as applicable, in the amount of such reduction or termination of the Total Commitment and shall be applied pro rata to reduce the Commitment of each Lender. Simultaneously with each reduction or termination, as applicable, of the Unused Total Commitment, the Borrowers shall pay to the Agent for the account of each Lender the Commitment Fee accrued on the amount of the Commitment of such Lender so terminated or reduced through the date thereof.

     SECTION 2.11  Alternate Rate of Interest.  In the event, and on each
                   --------------------------
occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrowers and the Lenders, and any request by the Borrowers for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section
2.6 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

     SECTION 2.12  Refinancing of Loans.  The Borrowers shall have the right, at
                   --------------------
any time, on three (3) Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

          (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

          (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Lenders immediately prior to such refinancing;

          (c) the aggregate principal amount of Loans being refinanced shall be at least $5,000,000 or any integral multiple of $1,000,000 in excess thereof, provided that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 in aggregate principal amount;

          (d) each Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

          (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

          (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

          (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrowers shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrowers, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

     SECTION 2.13  Mandatory Prepayment; Commitment Termination; Cash
                   --------------------------------------------------
Collateral.

          (a) If at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings exceeds (A) prior to the expiration of the Initial Period, the Available Commitment, and (B) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and (y) the Borrowing Base, the Borrowers will within three (3) Business Days (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings to be equal to or less than (A) prior to the expiration of the Initial Period, the Available Commitment, and (B) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and (y) the Borrowing Base, and (ii) if, after giving effect to the prepayment in full of the Loans, the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds (A) prior to the expiration of the Initial Period, the Available Commitment, and (B) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and (y) the Borrowing Base, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds (A) prior to the expiration of the Initial Period, the Available Commitment, and (B) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and (y) the Borrowing Base.

          (b) The Borrowers shall, within two (2) Business Days of the date of receipt of the Net Proceeds by any Borrower or any of their Subsidiaries from the sale, lease, transfer or other disposition of any assets of any Borrower or any of its Subsidiaries, jointly and severally, apply such Net Proceeds as follows: first, to prepay the then outstanding Loans; second, deposit an amount
          -----                                        ------
in the Letter of Credit Account (up to 105% of the aggregate Letter of Credit

Outstandings); and thereafter, such Net Proceeds may be retained by the
               --------------
Borrowers and invested in Permitted Investments or used for expenditures in the ordinary course of business (subject to compliance with the terms and conditions of this Agreement). To the extent such payment is made with the proceeds of a sale, lease, transfer or other disposition of assets permitted by Section 6.11, but without limiting the Agent's assessment of the effect of such sale, lease, transfer or other disposition of assets on the Borrowing Base, such prepayment of Loans shall not effect a reduction of the Total Commitment or the Available Commitment and such amounts may be reborrowed by the Borrowers, subject to the terms and conditions of this Agreement.

          (c) Simultaneously with the making of the first Loan or the issuance of the first Letter of Credit, the Borrowers shall have repaid all of the then Indebtedness under the Existing Agreement. In the event the lenders under the Existing Agreement are required to disgorge all or any part of such payment by the Borrowers to the extent that said payment (or portion thereof) was in excess of the final amount of the allowed secured claim of such lenders, as determined (if an objection is filed) by final order of the Court, such funds shall be paid to the Borrowers and, (i) the Borrowers shall immediately apply such disgorged amount as follows: first, to prepay the then outstanding Loans; second, deposit
                    -----                                        ------
an amount in the Letter of Credit Account (up to 105% of the aggregate Letter of Credit Outstandings); and thereafter, such Net Proceeds may be retained by the
                      --------------
Borrowers and invested in Permitted Investments or used for expenditures in the ordinary course of business (subject to compliance with the terms and conditions of this Agreement); and (ii) the Total Commitment shall be reduced in an amount equal to the disgorged amount.

          (d) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrowers shall pay the Loans in full and, if any Letter of Credit remains outstanding, comply with Section 2.3(b).

     SECTION 2.14  Optional Prepayment of Loans; Reimbursement of Lenders.
                   ------------------------------------------------------

          (a) The Borrowers shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three (3) Business Days' prior written, telex or facsimile notice to the Agent and (y) with respect to ABR Loans on the same Business Day if written, telex or facsimile notice is received by the Agent prior to 1:00 p.m., New York City time, and thereafter upon at least one Business Day's prior written, telex or facsimile notice to the Agent; provided, however, that (i) each such partial prepayment shall be in a minimum amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrowers hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

          (b) The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrowers deliver a notice of borrowing under Section 2.6 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Lender shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

          (c) In the event the Borrowers fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrowers on demand by any Lender shall pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each Lender shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

          (d) Any partial prepayment of the Loans by the Borrowers pursuant to Sections 2.13 or 2.14 shall be applied as specified by the Borrowers or, in the absence of such specification, as determined by the Agent, provided that in the latter case no Eurodollar Loans shall be prepaid pursuant to Section 2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

     SECTION 2.15  Reserve Requirements; Change in Circumstances.
                   ---------------------------------------------

          (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof

(whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Lender by the jurisdiction in which such Lender has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBOR
Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrowers will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered to it within ten (10) days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrowers if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

          (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     SECTION 2.16  Change in Legality.
                   ------------------

          (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to the Borrowers, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.16, a notice to the Borrowers by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrowers.

     SECTION 2.17  Pro Rata Treatment, etc. All payments and repayments of
                   -----------------------
principal and interest in respect of the Loans (except as provided in Sections
2.15 and 2.16) shall be made pro rata among the Lenders in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings and all outstanding undrawn Letters of Credit (and the unreimbursed amount of drawn Letters of Credit) hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Lenders in accordance with their Commitments. All payments by the Borrowers hereunder shall be (i) except as otherwise provided in Section 2.18, net of any tax applicable to the Borrowers and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such

Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

     SECTION 2.18  Taxes.
                   -----

          (a) Except as otherwise provided in this Section 2.18, any and all payments by the Borrowers hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income, net profit or overall gross receipts of the Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee"))
                                                                  ----------
and franchise taxes imposed on the Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Lender (or Transferee) is organized or in which the applicable lending office of any such Lender (or Transferee) or applicable office of the Agent, is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Lender (or Transferee) would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to
                                               -------
payments hereunder to a Lender (or Transferee) or the Agent in accordance with laws in effect on the later of the date of this Agreement and the date such Lender (or Transferee) or the Agent becomes a Lender (or Transferee or Agent, as the case may be) but not excluding, with respect to such Lender (or Transferee) or the Agent, any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrowers after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law
                            -----
to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers agree to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").
                                                                  -----------

          (c) The Borrowers will indemnify each Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within thirty (30) days after the date any Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrowers pursuant to this Section, it shall promptly notify the Borrowers of the availability of such refund and shall, within thirty (30) days after receipt of a request by the Borrowers, apply for such refund at the Borrowers' expense. If any Lender (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers pursuant to this Section, it shall promptly notify the Borrowers of such refund and shall, within thirty (30) days after receipt of a request by the Borrowers (or promptly upon receipt, if the Borrowers have requested application for such refund pursuant hereto), repay such refund to the Borrowers (to the extent of amounts that have been paid by the Borrowers under this Section with respect to such refund plus interest that is received by the Lender (or Transferee) or the Agent as part of the refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Agent and without additional interest thereon; provided that the Borrowers, upon the request of such Lender (or Transferee) or the Agent, agree to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent in the event such Lender (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Lender (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

          (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to any Lender (or Transferee) or the Agent, the Borrowers will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (f) Each Lender (and Transferee) and the Agent shall, if not a United States Person (as such term is defined in Section 7701(a)(30) of the Code), on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), deliver to the Borrowers and the Agent such certificates, documents and other evidence, as required by the Code or Treasury Regulations issued pursuant thereto or by Canadian law, including two original copies of (A) Internal Revenue Service Form W-9 (unless such Lender (or Transferee) or the Agent is an "exempt recipient" as defined in Treasury Regulations Section 1.6049-4(c) for which no withholding is required) and two original copies of (B) Internal Revenue Service Forms 1001, 4224, W-8BEN or W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender (or Transferee) or the Agent to establish that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) or the Agent of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty or, (iii) in the case of a Borrower organized under the laws of Canada, totally exempt from Canadian withholding tax or subject to a reduced rate of withholding of such tax under a provision of an applicable tax treaty. Unless the Borrowers and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Agent shall withhold taxes from such payments at the applicable statutory rate.

          (g) The Borrowers shall not be required to pay any additional amounts to any Lender (or Transferee) or the Agent in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) or the Agent to comply with the provisions of subsection (f) above.

          (h) Any Lender (or Transferee) or the Agent claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrowers or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender (or Transferee) or the Agent, be otherwise materially disadvantageous to such Lender (or Transferee) or the Agent.

     SECTION 2.19  Certain Fees. The Borrowers shall pay to the Agent the fees
                   ------------
set forth in that certain letter dated November 13, 2000 among the Agent, Chase Securities Inc. and the Borrowers at the times set forth therein, excluding (but without limiting the Borrowers' obligations under Section 2.20(b) below) the fee described therein as the "Early Termination Fee".

     SECTION 2.20  Commitment Fee; Early Termination Fee.
                   -------------------------------------

          (a) The Borrowers shall pay to the Lenders a commitment fee (the "Commitment Fee") for the period commencing on the date the Commitment Letter is
 --------------
executed to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of One and One-Half Percent (1.5%) per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

          (b)  The Borrowers shall pay to the Lenders a fee (the "Early
                                                                  -----
Termination Fee") in an amount equal to One Percent (1%) of the Total Commitment
---------------
(used and unused) on each of the following dates: (i) the earlier of (x) six months after the Filing Date, and (y) the sale of a material portion of the assets of the Borrowers; (ii) twelve months after the Filing Date; and (iii) in the event that the Maturity Date is more than twelve months after the Filing Date, the Maturity Date. In calculating such Fee, the amount of the Total Commitment shall mean the average daily amount of the Total Commitment (used and unused) during the six month period preceding the date of such payment date, provided, however, that the Early
                                         --------  -------
Termination Fee shall not be due and payable on any of the foregoing dates occurring after the Total Commitment shall have been reduced to zero (other than as a result of the occurrence of an Event of Default) and the Obligations shall have been indefeasibly paid in full in cash.

     SECTION 2.21  Letter of Credit Fees. The Borrowers shall pay with respect
                   ---------------------
to each Letter of Credit (i) to the Agent on behalf of the Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of Four Percent (4%) per annum on the undrawn stated amount thereof, and (ii) to the Fronting Bank such Fronting Bank's customary fees for fronting, issuance, amendments and processing referred to in Section 2.3. In addition, the Borrowers agree to pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate, and payable at times, to be determined by such Fronting Bank, the Borrowers and the Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrowers and the Agent.

     SECTION 2.22  Nature of Fees. All Fees shall be paid on the dates due, in
                   --------------
immediately available funds, to the Agent for the respective accounts of the Agent and the Lenders, as provided herein and in the letter described in Section
2.19.  Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.23  Priority and Liens.
                   ------------------

          (a) The Borrowers hereby covenant, represent and warrant that, upon entry of the Final Order, the Obligations of the Borrowers hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section 6.3(v):
(i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed Superpriority Claim; (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Borrowers and on all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein, provided that following the Termination Date amounts in the Letter of
         --------
Credit Account shall not be subject to the Carve-Out; and (iii) pursuant to
Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all property of the Borrowers that is subject to valid and perfected Liens in existence on the Filing Date or to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code or to Permitted Liens, junior to such valid and perfected Liens, including Liens securing the Indebtedness under the Existing Agreement, provided that upon repayment of all Indebtedness under the Existing
           --------
Agreement, the Obligations of the Borrowers hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section 6.3(v) shall automatically be secured, pursuant to Section 364(c)(2) of the Bankruptcy Code, by a perfected first priority Lien (subject to Liens permitted pursuant to clauses (i) or (ii) of Section 6.1) on all property of the

Borrowers that then secures the Existing Agreement, subject in the case of clauses (i), (ii) and (iii) only to (x) in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrowers and any statutory committees appointed in the Cases in an aggregate amount not in excess of $3,000,000 (plus all unpaid professional fees and disbursements incurred prior to the occurrence of an Event of Default to the extent allowed by the Bankruptcy Court) and (y) the payment of fees pursuant to 28 U.S.C. (S) 1930 and to the Clerk of the Bankruptcy Court (collectively, the "Carve-Out"). The Lenders agree that so long as no Event of Default or event
 ---------
which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing, the Borrowers shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. (S) 330 and 11 U.S.C. (S) 331, as the same may be due and payable, and any compensation and expenses previously paid, or accrued but unpaid, prior to the occurrence of such Event of Default shall not reduce the Carve-Out.

          (b) As to all real property the title to which is held by a Borrower, or the possession of which is held by a Borrower pursuant to leasehold interest, the Borrowers hereby assign and convey as security, grant a security interest in, hypothecate, mortgage, pledge and set over unto the Agent on behalf of the Lenders all of the right, title and interest of the Borrowers in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrowers in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrowers acknowledge that, pursuant to the Final Order, the Liens in favor of the Agent on behalf of the Lenders in all of such real property and leasehold instruments shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrowers further agree that, upon the request of the Agent, the Borrowers shall enter into separate fee and leasehold mortgages in recordable form with respect to such properties on terms satisfactory to the Agent.

     SECTION 2.24  Right of Set-Off. Subject to the provisions of Section 7.1,
                   ----------------
upon the occurrence and during the continuance of any Event of Default, the Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Lender to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender and the Agent agrees promptly to notify the Borrowers after any such set-off and application made by such Lender or by the Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Agent under this Section are in addition to other rights and remedies which such Lender and the Agent may have upon the occurrence and during the continuance of any Event of Default.

     SECTION 2.25  Security Interest in Letter of Credit Account. Pursuant to
                   ---------------------------------------------
Section 364(c)(2) of the Bankruptcy Code, the Borrowers hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the Lenders, and hereby grant to the Agent, for its benefit and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of the Borrowers' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrowers, whether pursuant to Section 363 of the Bankruptcy Code or otherwise.

     SECTION 2.26  Payment of Obligations.  Subject to the provisions of Section
                   ----------------------
7.1, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrowers, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

     SECTION 2.27  No Discharge; Survival of Claims.  Each of the Borrowers
                   --------------------------------
agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Plan of Reorganization (and each of the Borrowers, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Lenders pursuant to the Order and described in Section 2.23 shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization.

SECTION 3.   REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, each of the Borrowers jointly and severally represent and warrant as follows:

     SECTION 3.1  Organization and Authority. Each of the Borrowers (i) is duly
                  --------------------------
organized, validly existing and in good standing under the law of its jurisdiction of organization; (ii) is duly qualified to do business and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrowers taken as a whole; (iii) subject to the entry by the Bankruptcy Court of the Final Order, has the requisite power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iv) subject to the entry by the Bankruptcy Court of the Final Order, has all requisite power and authority and the legal right to own and operate its properties, and to conduct its business as now or currently proposed to be conducted.

     SECTION 3.2  Due Execution.  Upon the entry by the Bankruptcy Court of the
                  -------------
Final Order, the execution, delivery and performance by each of the Borrowers of each of the Loan Documents to which it is a party, including, without limitation, the grant and pledge by the Borrowers of the security interests granted by the Security and Pledge Agreement, (i) are within the respective powers of each of the Borrowers, have been duly authorized by all necessary action, including the consent of shareholders, partners or members, where required, and do not (A) contravene the Organizational Documents of any of the Borrowers, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any indenture, mortgage or deed of trust entered into after the Filing Date or any lease, agreement or other instrument entered into after the Filing Date binding on the Borrowers or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrowers other than Liens granted pursuant to this Agreement; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Final Order. Except for the entry of the Final Order, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the perfection of the security interests or, subject to Section 7.1 hereof, the exercise by the Agent or the Lenders of their respective rights and remedies under the Loan Documents. Upon the entry by the Bankruptcy Court of the Final Order, this Agreement shall have been duly executed and delivered by each of the Borrowers. Upon the entry by the Bankruptcy Court of the Final Order, this Agreement, and each of the other Loan Documents to which the Borrowers are or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of each Borrower, enforceable against the Borrowers in accordance with its terms and the Final Order.

     SECTION 3.3  Statements Made.  The information that has been delivered in
                  ---------------
writing by any of the Borrowers to the Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by such Borrower to be reasonable at the time such projections were furnished.

     SECTION 3.4  Financial Statements.  The Borrowers have furnished the
                  --------------------
Lenders with copies of (i) the audited consolidated financial statement and schedules of the Borrowers and their Subsidiaries for the fiscal year ended December 31, 1999 and (ii) the unaudited consolidated financial statement and schedules of the Borrowers and their Subsidiaries for each fiscal quarter ending after December 31, 1999. Such financial statements present fairly the financial condition and results of operations of the Borrowers and their Subsidiaries on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrowers and their Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP, subject (in the case of such fiscal quarter statement) to normal year end adjustments. No material adverse change in the operations, businesses, properties, assets, prospects or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole, has occurred from that set forth in the Borrowers' and their Subsidiaries' consolidated financial statements for the fiscal year ended December 31, 1999 or the fiscal quarters ending after December 31, 1999 other than those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections heretofore made available to the Agent).

     SECTION 3.5  Ownership.  Each of the Persons listed on Schedule 3.5 is a
                  ---------                                 ------------
direct or indirect Subsidiary of the Borrowers and Schedule 3.5 correctly sets
                                                   ------------
forth the ownership interest of each of the Borrowers in their respective Subsidiaries, in each case as of the Closing Date. None of the Borrowers owns any other Subsidiaries, whether directly or indirectly, other than as set forth on Schedule 3.5.
   ------------

     SECTION 3.6  Liens.  Except for Liens permitted pursuant to Section 6.1,
                  -----
there are no Liens of any nature whatsoever on any assets of any of the Borrowers or their Subsidiaries. Neither the Borrowers nor their Subsidiaries are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in the creation of a valid and enforceable Lien on any assets of any Borrower or any of its Subsidiaries or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the Lenders as provided for in this Agreement.

     SECTION 3.7  Compliance with Law
                  -------------------

          (a) (i) The operations of the Borrowers and their Subsidiaries comply with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. (S)(S) 6901 et seq.); (ii) none of the operations of the Borrowers or their Subsidiaries is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrowers is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) the Borrowers and their Subsidiaries do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

          (b) None of the Borrowers or their Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, businesses, properties or assets of the Borrowers and their Subsidiaries taken as a whole.

     SECTION 3.8  Insurance.  All policies of insurance of any kind or nature
                  ---------
owned by or issued to the Borrowers and their Subsidiaries, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Borrowers and their Subsidiaries.

     SECTION 3.9  Final Order.  On the date of the making of any Loans or the
                  -----------
issuance of any Letters of Credit hereunder, whichever first occurs, the Final Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded. Upon the maturity (whether by the acceleration or otherwise) of any of the obligations of the Borrowers hereunder and under the other Loan Documents, the Lenders shall, subject to the provisions of Section 7.1, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

     SECTION 3.10  Use of Proceeds.  The proceeds of the Loans shall be used for
                   ---------------
(i) repayment in full (and not in part) of all Indebtedness under the Existing Agreement in accordance with Section 2.2 and (ii) for working capital and for other general corporate purposes of the Borrowers. During the Initial Period, use of the proceeds of the Loans for capital expenditures of the Borrowers shall be limited to the applicable amounts set forth in the Budget. The Letters of Credit shall be issued in support of obligations of the Borrowers that are acceptable to the Agent.

     SECTION 3.11  Litigation.  Except as disclosed to the Agent in writing
                   ----------
prior to the date hereof, there are no unstayed actions, suits or proceedings pending or, to the best knowledge of the Borrowers, threatened against or affecting the Borrowers or their Subsidiaries or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that are reasonably likely to be determined adversely to the Borrowers or their Subsidiaries and, even if so adversely determined, would have a material adverse effect on the operations, businesses, properties, assets, prospects or financial condition of the Borrowers and their Subsidiaries taken as a whole.

     SECTION 3.12  Intellectual Property.  Set forth on Schedule 3.12 hereto is
                   ---------------------                -------------
a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Borrower or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

     SECTION 3.13  Material Contracts.  Set forth on Schedule 3.13 hereto is a
                   ------------------                -------------
complete and accurate list of all Material Contracts of each Borrower and its Subsidiaries as of the date hereof, showing the parties and subject matter thereof. Each such Material Contract has been duly authorized, executed and delivered by the Borrower or Borrowers party thereto and, to the best of the Borrowers' knowledge, has been duly authorized, executed and delivered by the other party or parties thereto, and, as of the date hereof, has not been amended or otherwise modified on or prior to the date hereof except as set forth on
Schedule 3.13.  As of the date hereof, the Borrowers have not received any
-------------
written notices of termination of any of the Material Contracts from any party or parties thereto except as set forth on Schedule 3.13.
                                          -------------

SECTION 4.  CONDITIONS OF LENDING

     SECTION 4.1  Conditions Precedent to Closing. The occurrence of the Closing
                  -------------------------------
Date is subject to the following conditions precedent:

          (a)  Supporting Documents.  The Agent shall have received for each of
               --------------------
the Borrowers:

          (i) a copy of each Organizational Document originally executed and delivered by each Borrower, as applicable, and, to the extent applicable, certified as of a recent date by the applicable Governmental Authority, each dated the Closing Date or a recent date prior thereto; provided, that
                                                                 --------
     the Agent may, in its discretion, accept Organizational Documents of the Borrowers certified by a Secretary or Assistant Secretary of the Borrowers in lieu of certification by Governmental Authorities (subject to receipt of an undertaking from the Borrowers to effect delivery of such documents certified by a Governmental Authorities on a post-Closing Date basis);

          (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party, dated as of the Closing Date;

          (iii) duly adopted resolutions of the board of directors or similar governing body of each Borrower approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or assistant secretary as being in full force and effect without modification or amendment;

          (iv) a good standing certificate (or, to the extent available, with respect to ICG Holdings (Canada) Co., a comparable document) from the applicable Governmental Authority of each Borrower's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and

          (v)    such other documents as the Agent may reasonably request.

          (b)    Security and Pledge Agreement.  The Borrowers shall have duly
                 -----------------------------
executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit B (the "Security and Pledge Agreement").
                          ---------       -----------------------------

          (c)    Intellectual Property Security Agreements.  The Borrowers shall
                 -----------------------------------------
have duly executed and delivered to the Agent such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the property of the Borrowers which is personal property of that kind.

          (d)    First Day Orders.  All of the "first day orders" entered by the
                 ----------------
Bankruptcy Court at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Agent.

          (e)    Completion of Proceedings.  All partnership, corporate,
                 -------------------------
judicial and other proceedings and all instruments and agreements in connection with the transactions among the Borrowers, the Agent and the Lenders contemplated by this Agreement shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of partnership, corporate, judicial and other proceedings, which the Agent may have requested in connection therewith, such documents and papers where appropriate to be certified by proper partnership, corporate, governmental, judicial or other authorities.

          (f)    Information.  The Agent shall have received such information
                 -----------
(financial or otherwise) as may be reasonably requested by the Agent and shall have discussed such information with the Borrowers' management and shall be satisfied with the nature and substance of such discussions.

          (g)   Closing Documents.  The Agent shall have received all documents
                -----------------
required by this Agreement satisfactory in form and substance to the Agent.

          (h)   UCC-11 Searches.  The Agent shall have received UCC-11 searches
                ---------------
conducted in the jurisdictions in which the Borrowers conduct business (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrowers other than such Liens as may be satisfactory to the Agent.

          (i)   Budget.  The Agent shall have received from (and shall have had
                ------
the opportunity to discuss with) the Borrowers a budget detailing the Borrowers' anticipated cash receipts and disbursements for the period commencing on or prior to the Filing Date and ending on or after May 31, 2002 and setting forth the anticipated uses of the Total Commitment (the "Budget"), all on a monthly
                                                   ------
basis and satisfactory in form and substance to the Agent.

     SECTION 4.2    Conditions Precedent to Each Loan and Each Letter of Credit.
                    -----------------------------------------------------------
The obligation of the Lenders to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loans and the initial Letter of Credit, is subject to the following conditions precedent:

          (a)   Notice.  The Agent shall have received a notice with respect to
                ------
such borrowing or issuance, as the case may be, as required by Section 2.

          (b)   Representations and Warranties.  All representations and
                ------------------------------
warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

          (c)   No Default.  On the date of each Borrowing hereunder or the
                ----------
issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

          (d)   Entry of Final Order.  At the time of the making of the initial
                --------------------
Loans or at the time of the issuance of the initial Letters of Credit (including, without limitation, any Letter of Credit issued pursuant to the proviso set forth in Section 4.2(k)), whichever first occurs, but in no event later than December 21, 2000, the Agent and the Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A (the "Final Order") approving the Loan Documents and granting the
---------       -----------
Superpriority Claim status and the other Liens described in Section 2.23, which Final Order (i) shall have been entered upon an application or motion of the Borrowers reasonably satisfactory in form and substance to the Agent, on such prior notice to such parties as may in each case be satisfactory to the Agent,
(ii) shall require that, prior to any other uses of the Total Commitment by the Borrowers, the Borrowers shall repay in full all Indebtedness under the Existing Agreement, (iii) shall require that, prior to any other uses of the Total Commitment by the Borrowers, all Liens granted under the Existing Agreement shall be released to the satisfaction of the Agent upon payment in full of all Indebtedness under the Existing Agreement, (iv) shall require that, upon the repayment in full of all Indebtedness under the Existing Agreement, the Obligations of the Borrowers hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section 6.3(v) shall automatically be secured, pursuant to Section 364(c)(2) of the Bankruptcy Code, by a perfected first priority Lien (subject to Liens permitted pursuant to clauses (i) or (ii) of Section 6.1) on all property of the Borrowers that then secures the Existing Agreement, provided that following the
                                          --------
Termination Date amounts in the Letter of Credit Account shall not be subject to the Carve-Out, and (v) shall approve the payment by the Borrowers of all of the Fees set forth in Section 2.19.

          (e)   Continued Effectiveness of Final Order. The Final Order shall be
                --------------------------------------
in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Lenders; and, if the Final Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by any of the Borrowers of any of their obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

          (f)   Opinion of Counsel.  The Agent and the Lenders shall have
                ------------------
received the favorable written opinion of counsel to the Borrowers, reasonably acceptable to the Agent, dated within ten (10) days following the entry of the Final Order, substantially in the form of Exhibit C.
                                          ---------

          (g)   Payment of Fees upon Entry of Final Order.  Upon entry of the
                -----------------------------------------
Final Order, the Borrowers shall have paid to the Agent, the Lenders and Chase Securities, Inc. the then unpaid balance of all accrued and unpaid Fees then due and payable under and pursuant to this Agreement and the letter referred to in
Section 2.19.

          (h)   Payment of Fees.  The Borrowers shall have paid to the Agent the
                ---------------
then unpaid balance of all accrued and unpaid Fees then due and payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

          (i)   Borrowing Base Certificate.  Following receipt of the appraisals
                --------------------------
described in Section 2.2(a)(i) and the Agent's determination of the Borrowing Base, the Agent shall have received a Borrowing Base Certificate dated no more than seven (7) days prior to each Borrowing or the issuance of each Letter of Credit, which Borrowing Base Certificate shall include supporting schedules as required by the Agent.

          (j)   Usage.  The uses of such Borrowing or such Letter of Credit
                -----
shall be substantially consistent with the Budget.

          (k)   Repayment of Existing Indebtedness.  Prior to or simultaneously
                ----------------------------------
with the making of the first Loans or the issuance of the first Letter of Credit, the Agent shall have received such documentation and acknowledgments as the Agent in its sole discretion shall require, evidencing the satisfaction and release of (i) all Indebtedness under the Existing Agreement; and (ii) all Liens securing that Indebtedness; provided, however, that notwithstanding anything to
                            --------  -------
the contrary in this Agreement, but subject to the Borrowers' satisfaction of each of the other conditions set forth in this Section 4.2 and the other applicable terms and conditions of this Agreement, prior to the satisfaction of such Indebtedness and the release of such Liens the Borrowers may request a Fronting Bank to issue, for the account of the Borrowers one or more Letters of Credit in support of obligations of the Borrowers to

Governmental Authorities or that are otherwise acceptable to the Agent, provided
                                                                        --------
that no Letter of Credit shall be issued prior to the satisfaction of the condition set forth in this Section 4.2(k) if after giving effect to such issuance the aggregate Letter of Credit Outstanding would exceed $2,000,000.

The request by the Borrowers for, and the acceptance by the Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by each of the Borrowers that the conditions specified in this Section have been satisfied or waived at that time.

SECTION 5.  AFFIRMATIVE COVENANTS

          From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.3(b)), or any amount shall remain outstanding or unpaid under this Agreement, each of the Borrowers agrees that, unless the Required Lenders shall otherwise consent in writing, each of the Borrowers will:

     SECTION 5.1  Financial Statements, Reports, etc.  Deliver to the Agent and
                  ----------------------------------
each of the Lenders:

          (a) within ninety (90) days after the end of each fiscal year, the Borrowers' consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows, showing the financial condition of the Borrowers and their Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statements of the Borrowers to be audited for the Borrowers and their Subsidiaries by their current independent auditor or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified other than with respect to the Cases or a going concern qualification) and to be certified by a Financial Officer of Parent to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP;

          (b) within forty five (45) days after the end of each of the first three fiscal quarters and within ninety (90) days after the end of the fourth fiscal quarter of each fiscal year, the Borrowers' consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows, showing the financial condition of the Borrowers and their Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer of Parent as fairly presenting the financial condition and results of operations of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under (a) or (b) above as applicable, (i) a certificate of a Financial Officer of each of the Borrowers certifying such statements (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and
(B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.3, 6.4, 6.5 and 6.10 and (ii) a certificate of such accountants accompanying the audited consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrowers and their Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

          (d) as soon as available, but no more than forty five (45) days after the end of each month, the unaudited monthly cash flow reports of the Borrowers on a consolidated basis and as of the close of such fiscal month and the results of their operations during such fiscal period and the then elapsed portion of the fiscal year;

          (e) concurrently with any delivery of financial statements under (b) above, monthly financial projections for the following six fiscal month period;

          (f) as soon as possible, and in any event within forty five (45) days of the Closing Date, a consolidated pro forma balance sheet of the Borrowers' financial condition as of the Filing Date;

          (g) concurrently with any delivery of financial statements under (b) above, updates of the Budget, satisfactory in form and substance to the Agent;

          (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

          (i) as soon as available and in any event (A) within thirty (30) days after any Borrower or any of their ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of any of the Borrowers or such ERISA Affiliate has occurred and (B) within ten (10) days after any of the Borrowers or any of their ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or such ERISA Affiliate proposes to take with respect thereto;

          (j) promptly and in any event within ten (10) days after receipt thereof by any of the Borrowers or any of their ERISA Affiliates from the PBGC copies of each notice received by such Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of such Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

          (k) if requested by the Agent, promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of any of the Borrowers or any of their ERISA Affiliates;

          (l) within ten (10) days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of any of the Borrowers or any of their ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of such Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrowers or any of their ERISA Affiliates proposed to take with respect thereto;

          (m) promptly and in any event within ten (10) days after receipt thereof by any of the Borrowers or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by such Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan,
(B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrowers or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

          (n) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Borrower, or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any Lender, may reasonably request;

          (o) promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of any of the Borrowers with the Bankruptcy Court in the Cases, or distributed by or on behalf of any of the Borrowers to any official committee appointed in the Cases, providing copies of same to counsel for the Agent;

          (p) no later than the 25th of each month, a reconciliation of the results of the Borrowers' business operations for the preceding month as compared to the corresponding period in the Budget;

          (q)  promptly, and in any event within ten (10) Business Days, after
(i) any Borrower obtains knowledge of (x) a material default (or shall have received notice alleging a material default from the other party or parties thereto) in respect of a Borrower's performance or service obligations under a Material Contract or (y) any other default thereunder which could reasonably be expected to have a material adverse effect on the benefits of such Material Contract to the Borrower or Borrowers party thereto, (ii) any Material Contract is terminated or amended in a manner that is materially adverse to the Borrower(s) party thereto, or (iii) any new Material Contract is entered into by a Borrower, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided that no prohibition on delivery shall be effective if it were bargained for by such Borrower with the intent of avoiding compliance with this Section 5.1(q)), and an explanation of any actions being taken with respect thereto; and

          (r) as soon as practicable following the date hereof, a schedule of Material Contracts providing information regarding, as of the date hereof, (i) any material defaults (or notices received by the Borrowers alleging a material default from the other party or parties thereto) in respect of a Borrower's performance or service obligations under a Material Contract or (ii) any other default under a Material Contract which could reasonably be expected to have a material adverse effect on the benefits of such Material Contract to the Borrower or Borrowers party thereto.

     SECTION 5.2  Existence.  Preserve and maintain in full force and effect all
                  ---------
governmental rights, privileges, qualifications, permits, licenses and franchises (including, without limitation, any permits, licenses, approvals, privileges and franchises issued to such Borrower by the FCC or any PUC) necessary or desirable in the normal conduct of its businesses except (i) (A) if in the reasonable business judgment of such Borrower it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrowers, taken as a whole, and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.11; provided that each of the entities listed in Schedule 5.2 attached hereto may be dissolved or liquidated without consent of the Agent or any Lender.

     SECTION 5.3  Insurance.  (a) Keep its insurable properties insured at all
                  ---------
times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by any Borrower in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law.

     SECTION 5.4  Obligations and Taxes.  With respect to each Borrower, pay all
                  ---------------------
its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that each Borrower shall not be required to pay and
         --------  -------
discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrowers shall have set aside on their books adequate reserves therefor).

     SECTION 5.5  Notice of Event of Default, etc. Promptly give to the Agent
                  --------------------------------
notice in writing of:

          (a) any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default; and

          (b) any litigation, investigations or proceedings which may exist at any time between any Borrower and any Governmental Authority.

     SECTION 5.6  Access to Books and Records.  (a) Maintain or cause to be
                  ---------------------------
maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Borrowers and their Subsidiaries; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrowers to the Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement. The Borrowers will permit (and will cause their Subsidiaries to permit) any representatives designated by the Agent, upon reasonable prior notice, to discuss its affairs, finances and condition with its officers and independent accounts, all at such reasonable times and as often as reasonably requested.

          (b) The Borrowers will permit any representatives designated by the Agent (including any consultants, accountants, lawyers and appraisers retained by the Agent) to conduct evaluations and appraisals of the Borrowers' computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested. The Borrowers shall pay the reasonable fees (including reasonable and customary internally allocated fees of employees of the Agent as to which invoices have been furnished) and expenses of any such representatives retained by the Agent as to which invoices have been furnished to conduct any such evaluation or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the Collateral Agent Services Group of the Agent. To the extent required by the Agent as a result of any such evaluation, appraisal or monitoring, the Borrowers also agree to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base).

          (c) In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, the Borrowers will agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect to the components of the Borrowing Base and make such other adjustments to its parameters for including the components of the Borrowing Base as the Agent shall reasonably require based upon such modifications.

          (d) The Borrowers will grant the Agent access to and the right to inspect all reports, audits and other internal information of the Borrowers relating to environmental matters upon reasonable notice, and obtain any third party verification of matters relating to compliance with environmental laws and regulations requested by the Agent at any time and from time to time.

     SECTION 5.7  Maintenance of Sweep Account. The Borrowers shall, within
                  ----------------------------
thirty (30) days after the Closing Date, and at all times thereafter, maintain with the Agent an account or accounts to be used by the Borrowers as their principal sweep accounts into which shall be swept the available balances in the Borrowers' operating accounts at the end of each Business Day.

     SECTION 5.8  Borrowing Base Certificate. Commencing upon the end of the
                  --------------------------
Initial Period, furnish to the Agent, no later than (i) three (3) Business Days after each of the weeks ended, a completed Borrowing Base Certificate as of the last day of the immediately preceding one week period, (ii) five (5) Business Days following the immediately preceding fiscal month ended, a completed Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such fiscal month, and (iii) if requested by the Agent, at any other time when the Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than five (5) Business Days after such request, a completed Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation and additional reports with respect to the Borrowing Base as the Agent may reasonably request. The components of the Borrowing Base consisting of property, plant and equipment shall be updated from time to time upon receipt of periodic valuation updates received from the Agent's asset valuation experts.

SECTION 6.  NEGATIVE COVENANTS

          From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.3(b)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Lenders shall otherwise consent in writing, each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), and will cause each of their respective Subsidiaries not to:

     SECTION 6.1  Liens.  Incur, create, assume or suffer to exist any Lien on
                  -----
any asset of the Borrowers now owned or hereafter acquired by any of such Borrowers other than (i) Liens which were existing on the Filing Date as reflected on Schedule 3.6 hereto; (ii) Permitted Liens; and (iii) Liens in favor
             ------------
of the Agent and the Lenders.

     SECTION 6.2  Merger, etc. Except for the consolidation or merger of any
                  -----------
Borrower or any of their Subsidiaries listed on Schedule 5.2 with any other Borrower, consolidate or merge with or into another Person.

     SECTION 6.3  Indebtedness.  Contract, create, incur, assume or suffer to
                  ------------
exist any Indebtedness, except for (i) Indebtedness under this Agreement; (ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases); (iii) Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens or Capitalized Leases in an aggregate amount not to exceed $2,000,000 to the extent permitted by Section 6.4; (iv) Indebtedness arising from Investments among the Borrowers that are permitted hereunder; (v) Indebtedness owed to Chase or any of its banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds; (vi) inter-company Indebtedness among Borrowers and set forth on Schedule 6.3 or incurred subsequent to the date hereof; and (vii)
         ------------
Indebtedness consisting of guaranties permitted by Section 6.6.

     SECTION 6.4 Capital Expenditures.  Make cumulative Capital Expenditures for
                 --------------------
each fiscal quarter ending on each date listed below in excess of the amount opposite such date (as calculated on a consolidated basis for the Borrowers and their Subsidiaries):

          Fiscal Quarter Ending           Capital Expenditures (millions)
          ---------------------           -------------------------------

          December 31, 2000 [1-1/2 months]             $12.0
            (commencing November 15, 2000)
          March 31, 2001                               $51.1
          June 30, 2001                                $18.0
          September 30, 2001                           $18.0
          December 31, 2001                            $18.0
          March 31, 2002                               $18.0
          April 30, 2002 [1 month]                     $ 6.0

     Commencing January 1, 2001 and for each succeeding fiscal quarter, fifty percent (50%) of any amount of the foregoing that is not expended during a particular quarter may be added to the amount permitted to be expended in the next quarter. In addition to (but without duplication of) the foregoing, (a) up to $22,600,000 of the amount permitted to be expended in the quarter ending March 31, 2001 that is not expended during such quarter may be added to the amount permitted to be expended in the quarter ending June 30, 2001 solely for the purpose of the purchase of capital equipment to permit the Borrowers to fulfill their obligations under that certain contract with Genuity Solutions, Inc. dated as of September 13, 2000, and (b) up to an additional $10,000,000 of the amount permitted to be expended in the quarter ending March 31, 2001 that is not expended during such quarter may be added to the amount permitted to be expended during any quarter ending prior to December 31, 2001 solely for the purpose of the purchase of capital equipment for future special access customers of the Borrowers.

     SECTION 6.5 EBITDA.
                 ------

          (a) As of the end of each fiscal month of the Borrowers, permit cumulative EBITDA loss (calculated on a consolidated basis for Borrowers and their Subsidiaries) to be more than the amount specified opposite the fiscal months ending set forth below:

          Fiscal Month Ending                EBITDA (millions)
          -------------------                -----------------

          November 30, 2000                      ($ 20.0)
            (commencing November 15, 2000)
          December 31, 2000                      ($ 60.0)
          January 31, 2001                       ($100.0)
          February 28, 2001                      ($125.0)
          March 31, 2001                         ($165.0)
          April 30, 2001                         ($195.0)

          May 31, 2001                           ($220.0)
          June 30, 2001                          ($230.0)
          July 31, 2001                          ($245.0)
          August 31, 2001                        ($255.0)
          September 30, 2001                     ($255.0)
          October 31, 2001                       ($250.0)
          November 30, 2001                      ($240.0)
          December 31, 2001                      ($230.0)
          January 31, 2002                       ($220.0)
          February 28, 2002                      ($210.0)
          March 31, 2002                         ($200.0)
          April 30, 2002                         ($185.0)

The foregoing EBITDA amounts include an estimate of retention bonuses to be paid by the Borrowers to certain of their officers and employees with the approval of the Bankruptcy Court. The Borrowers covenant and agree that in the event the Bankruptcy Court does not enter an order in the Cases on or prior to March 1, 2001 approving the payment of such amounts or reduces the payments from the amounts set forth in the Budget delivered to the Agent pursuant to Section 4.1(i), the foregoing covenant amounts shall be adjusted on a dollar for dollar basis by adding the reduction in the amounts of the retention bonus payments to the amount of the permitted cumulative EBITDA loss (thereby effecting a reduction in the permitted cumulative EBITDA loss).

          (b) Permit the EBITDA loss to be more than ($20,000,000) for any fiscal month of the Borrowers, commencing with August 2001.

     SECTION 6.6  Guarantees and Other Liabilities.  Purchase or repurchase (or
                  --------------------------------
agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, for the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations (or otherwise becoming liable for any of the obligations) of any of the Borrowers if such Indebtedness is permitted by this Agreement and (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     SECTION 6.7  Chapter 11 Claims.  Incur, create, assume, suffer to exist or
                  -----------------
permit any other Superpriority Claim or Lien which is pari passu with or senior
                                                      ----------
to the claims or the Liens of the Agent and the Lenders against the Borrowers hereunder, except for the Carve-Out and Liens permitted pursuant to clauses (i) or (ii) of Section 6.1.

     SECTION 6.8  Dividends; Capital Stock. Except for distributions or payments
                  ------------------------
from one Borrower to another Borrower (subject to the limitations on Investments set forth in Section 9.17) and except for dividends on preferred shares of ICG Funding, LLC in an amount up to $2,300,000 (subject to the approval of the Bankruptcy Court), declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes on anything other than an arm's-length basis.

     SECTION 6.9   Transactions with Affiliates. Sell or transfer any property
                   ----------------------------
or assets to, or otherwise engage in or permit to exist any other material transactions with, any of its non-Borrower Affiliates, including, without limitation, ICG 161, L.P., other than in the ordinary course of the Borrowers' businesses in good faith and at prices and on terms and conditions not less favorable to the Borrowers than could be obtained on an arm's-length basis from unrelated third parties. The Borrowers shall not make any payments in respect of any mechanics liens which encumber in any respect the partially constructed parking garage located at 161 Inverness Drive West, Englewood, Colorado or any other property or assets of ICG 161, L.P.

     SECTION 6.10  Investments, Loans and Advances. Purchase, hold or acquire
                   -------------------------------
any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "Investments"), except
                                                        -----------
for (i) ownership by the Borrowers of the capital stock or other equity interests of each of the Subsidiaries as set forth on Schedule 3.5, (ii)
                                                      ------------
Permitted Investments, (iii) advances and loans among the Borrowers, and (iv) investments existing on the Closing Date and listed on Schedule 6.10.
                                                       -------------

     SECTION 6.11  Disposition of Assets.  Sell or otherwise dispose of any
                   ---------------------
assets (including, without limitation, the capital stock of any Subsidiary) except for (i) sales of inventory, fixtures and equipment in the ordinary course of business and (ii) sales of surplus equipment no longer used in the telecommunications businesses of the Borrowers, and (iii) sales of assets (other than assets described in clauses (i) or (ii) above) for cash and for fair value in an aggregate amount not to exceed $15,000,000 in any fiscal year of the Borrowers; provided that in the case of sales of assets pursuant to clauses (i),
(ii) or (iii) above, each Borrower shall, within two (2) Business Days of the date of receipt by such Borrower or any of its Subsidiaries of the Net Proceeds from such sale, prepay the Loans in the amount and order of priority set forth in Section 2.13(b).

     SECTION 6.12  Nature of Business.  Modify or alter in any material manner
                   ------------------
the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code), it being understood that asset sales permitted by Section 6.11 shall not constitute such a material modification or alteration.

     SECTION 6.13  Transactions among Borrowers.  Except to the extent existing
                   ----------------------------
on the date the Cases were filed and disclosed on Schedule 6.13, permit, place or agree to permit or place any restrictions on the payment of dividends or other distributions among the Borrowers or the making of advances or any other cash payments among the Borrowers.

     SECTION 6.14  Right of Subrogation among Borrowers.  Assert any right of
                   ------------------------------------
subrogation against any other Borrower until all Borrowings and all Letters of Credit are paid in full and the Total Commitment is terminated.

SECTION 7.  EVENTS OF DEFAULT

     SECTION 7.1  Events of Default.  In the case of the happening of any of the
                  -----------------
following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):
                        ----------------

          (a) any material representation or warranty made by any Borrower in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by any Borrower to the Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

          (b) default shall be made in the payment of any (i) fees or interest on the Loans or reimbursement of expenses under any Loan Document when due, and such default shall continue unremedied for more than two (2) Business Days, or
(ii) principal of the Loans or other amounts payable by the Borrowers hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

          (c) default shall be made by any Borrower or any of its Subsidiaries in the due observance or performance of any of the negative covenants contained in Section 6 hereof; or

          (d) default shall be made by any Borrower or any of its Subsidiaries in the due observance or performance of any covenant, condition or agreement (other than the covenants contained in Section 6 hereof) to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or

          (e) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or any Borrower shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in
Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within thirty (30) days after the entry thereof; or an application shall be filed by any Borrower for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to
                                                 -----------
the claims of the Agent and the Lenders against any Borrower hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim; or
                                   ----------

          (f) the Bankruptcy Court shall enter, over the objection of the Borrowers, an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Borrowers which have a value in excess of $1,000,000 in the aggregate; or

          (g)  a Change of Control shall occur; or

          (h) the Borrowers shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

          (i) any provision of any Loan Document shall, for any reason, cease to be valid and binding on any of the Borrowers, or any of the Borrowers shall so assert in any pleading filed in any court; or

          (j) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of ten (10) days, vacating or otherwise modifying the Final Order; or

          (k) any judgment or order as to a post-petition liability or debt for the payment of money in excess of $1,000,000 shall be rendered against any of the Borrowers or any of their Subsidiaries and the enforcement thereof shall not have been stayed; or

          (l) any non-monetary judgment or order with respect to a post-petition event shall be rendered against any Borrower or any of its Subsidiaries which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrowers and their Subsidiaries taken as a whole on a consolidated basis,
(ii) have a material adverse effect on the ability of any of the Borrowers to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any Lender under any Loan Document, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (m) except as permitted by the Final Order, the Borrowers shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court in respect of: (i) accrued payroll and related expenses and employee benefits as of the Filing Date, (ii) the satisfaction and termination of the Existing Agreement; or (iii) mechanics liens and certain other pre-petition claims against the Borrowers in a total amount not in excess of $10,500,000 (excluding refunds or credits to customers issued in the ordinary course of business); or

          (n) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than ten (10) days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $5,000,000; or

          (o) (i) any Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such

Multiemployer Plan, (ii) such Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and
(iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $500,000 allocable to post-petition obligations or requires payments exceeding $100,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by such Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

          (p) any Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of such Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $500,000; or

          (q) any Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $1,000,000; or

          (r) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that any Borrower is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations or assets of the Borrowers, taken as a whole, and the enforcement thereof shall not have been stayed;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Lenders, shall, take one or more of the following actions without further order of or application to the Court, provided that with respect to item (iv) below and the enforcement of
           --------
liens or other remedies with respect to collateral referred to in item (v) below, the Agent shall provide the Borrowers (with a copy to counsel for the Official Creditors' Committee appointed in the Cases and to the United States Trustee for the District of Delaware) with five (5) business days' prior written notice: (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrowers upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then Letter of Credit Outstandings (and to the extent the Borrowers shall fail to furnish such funds as demanded by the

Agent, the Agent shall be authorized to debit the accounts of the Borrowers maintained with the Agent in such amount five (5) Business Days after the giving of the notice referred to above); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrowers hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Lenders.

SECTION 8.  THE AGENT

     SECTION 8.1  Administration by Agent.  The general administration of the
                  -----------------------
Loan Documents shall be performed by the Agent. Each Lender hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

     SECTION 8.2  Advances and Payments
                  ---------------------

          (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

          (b) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.19, 8.6, 9.5 and 9.6), the application of which is not otherwise provided for in this Agreement, shall be applied, first, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Lender by the Agent shall be credited to that Lender, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Agent, as such Lender and the Agent shall from time to time agree.

     SECTION 8.3  Sharing of Setoffs.  Each Lender agrees that if it shall,
                  ------------------
through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers, including, but not limited to, a secured claim or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender's Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). Each of the Borrowers expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.1) or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender as fully as if such Lender held a Note and was the original obligee thereon, in the amount of such participation.

     SECTION 8.4  Agreement of Required Lenders.  Upon any occasion requiring or
                  -----------------------------
permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 9.10.

     SECTION 8.5  Liability of Agent.
                  ------------------

          (a) The Agent, when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

          (b) Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender or by the Borrowers of any of their obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

          (c) The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

     SECTION 8.6  Reimbursement and Indemnification.  Each Lender agrees (i) to
                  ---------------------------------
reimburse (x) the Agent for such Lender's Commitment Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrowers and (y) the Agent for such Lender's Commitment Percentage of any expenses of the Agent incurred for the benefit of the Lenders that the Borrowers have agreed to reimburse pursuant to Section 9.5 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrowers (except such as shall result from their respective gross negligence or willful misconduct).

     SECTION 8.7  Rights of Agent. It is understood and agreed that Chase shall
                  ---------------
have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Borrower, as though it were not the Agent of the Lenders under this Agreement.

     SECTION 8.8  Independent Lenders.  Each Lender acknowledges that it has
                  -------------------
decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrowers and agrees that the Agent shall bear no responsibility therefor.

     SECTION 8.9  Notice of Transfer.  The Agent may deem and treat a Lender
                  ------------------
party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender shall have been received by the Agent.

     SECTION 8.10 Successor Agent.  The Agent may resign at any time by giving
                  ---------------
written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrowers. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least

$100,000,000, which shall be reasonably satisfactory to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 9.  MISCELLANEOUS

     SECTION 9.1  Notices.  Notices and other communications provided for herein
                  -------
shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to any Borrower at 161 Inverness Drive West, Englewood, Colorado 80112, Attn.: Randall Curran, Telecopier No. 303-414-5502, with a copy to Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 W. Wacker Drive, Suite 2100, Chicago, IL 60606, Attn.: David S. Kurtz, Esq., Telecopier No. (312) 407-0411, and to a Lender or the Agent to it at its address set forth on Annex A, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section 9.1 or in accordance with the latest unrevoked written direction from such party; provided, however,
                                                             --------  -------
that in the case of notices to the Agent notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Agent.



     SECTION 9.2  Survival of Agreement, Representations and Warranties, etc.
                  ----------------------------------------------------------
All warranties, representations and covenants made by any Borrower herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrowers hereunder with respect to the Borrowers.

     SECTION 9.3  Successors and Assigns.
                  ----------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agent and the Lenders and their respective successors and assigns. None of the Borrowers may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Lenders. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section 2.15 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrowers' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in
Section 2.17, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of each of the Borrowers relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Lender may grant its participant the right to consent to such Lender's execution of amendments, modifications or waivers which
(i) reduce any Fees payable hereunder to the Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrowers' obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrowers.

          (b) Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it), provided, however, that (i) other than in the case of an assignment to a Person at least 50% owned by the assignor Lender, or by a common parent of both, or to another Lender, the Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld,
(ii) the aggregate amount of the Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrowers and the Agent, in no event be less than $1,000,000 or the remaining portion of such Lender's Commitment and/or Loans, if less and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrowers shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten (10) Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in
                                                    --------
the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrowers (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of any of the Borrowers; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 9.4.

          (g) Each of the Borrowers hereby agrees to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 9.3(a)) and assign to one or more Lenders or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 9.3(b)).

     SECTION 9.4  Confidentiality.  Each Lender agrees to keep any information
                  ---------------
delivered or made available by any of the Borrowers to it confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any of its Affiliates or to any other Lender, provided such Affiliate agrees to keep such information confidential to the same extent required by the Lenders hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Lender which is not permitted by this Agreement, (v) in connection with any litigation to which the Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in
Section 9.3(f). Each Lender shall use reasonable efforts to notify the Borrowers of any required disclosure under clause (ii) of this Section.

     SECTION 9.5  Expenses.  Whether or not the transactions hereby contemplated
                  --------
shall be consummated, the Borrowers agree to pay all expenses incurred by the Agent and Chase Securities Inc. (including, without limitation, the reasonable fees and disbursements of Bryan Cave LLP, special counsel for the Agent, any other counsel that the Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Agent and Chase Securities Inc. and their counsel) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the costs, fees and expenses of the Agent and Chase Securities Inc. in connection with monthly and other periodic field audits, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and publicity expenses, and, following the occurrence of an Event of Default, all expenses incurred by the Lenders and the Agent in the enforcement or protection of the rights of any one or more of the Lenders or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the fees and disbursements of any counsel for the Lenders or the Agent. Such payments by the Borrowers shall be made upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrowers agree to reimburse the Agent and Chase Securities Inc. for the expenses set forth in the Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     SECTION 9.6  Indemnity.  Each of the Borrowers agrees to indemnify and hold
                  ---------
harmless the Agent, Chase Securities Inc. and the Lenders and their directors, officers, employees, agents and Affiliates (each an "Indemnified Party") from
                                                     -----------------
and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     SECTION 9.7  Choice of Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
                  -------------
SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.

     SECTION 9.8  No Waiver.  No failure on the part of the Agent or any of the
                  ---------
Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 9.9  Extension of Maturity.  Should any payment of principal of or
                  ---------------------
interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

     SECTION 9.10 Amendments, etc.
                  ---------------

          (a) No modification, amendment or waiver of any provision of this Agreement or the Security and Pledge Agreement, and no consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of the Lender affected thereby (x) increase the Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Lender), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrowers' obligations hereunder (except as contemplated by Section 2.2(d), as to which no consent shall be required); and, provided, further, that no such modification or amendment shall without the written consent of (A) all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (ii) amend this Section 9.10 or the definition of Required Lenders or (iii) amend or modify the Superpriority Claim status of the Lenders contemplated by Section 2.23 or (B) the Super-Majority Lenders (i) release any material portion of the Collateral from the Liens created pursuant to the Security and Pledge Agreement or (ii) alter the eligibility standards used in determining the Borrowing Base in a manner which would increase the amount of the Borrowing Base. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder or any Lender in the capacity referred to in Section 6.3(v) without its prior written consent. No notice to or demand on any Borrower shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances. Each assignee under
Section 9.3(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against any Borrower unless signed by such Borrower.

          (b) Notwithstanding anything to the contrary contained in Section 9.10(a), in the event that the Borrowers request that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders (or the consent described in clause (B) of the first sentence of Section 9.10(a)) and such modification or amendment is agreed to by the Super-majority Lenders (as hereinafter defined), then with the consent of the Borrowers and the Super-majority Lenders, the Borrowers and the Super-majority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the "Minority Lenders") to provide for (w)
                                           ----------------
the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Lenders" shall mean, at any time, Lenders holding Loans
          ----------------------
representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Lenders having Commitments representing at least 66-2/3% of the Total Commitment.

     SECTION 9.11  Severability.  Any provision of this Agreement which is
                   ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 9.12  Headings.  Section headings used herein are for convenience
                   --------
only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 9.13  Execution in Counterparts.  This Agreement may be executed in
                   -------------------------
any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 9.14  Prior Agreements.  This Agreement represents the entire
                   ----------------
agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between a Borrower and any Lender or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including without limitation the Borrower's agreement to actively assist the Agent in the syndication of the transactions contemplated hereby referred to in
Section 9.3(g) and including also the provisions of Section 2.19 and except for the commitment of Chase Securities Inc. to use commercially reasonable efforts to effect the syndication of the transactions contemplated hereby).

     SECTION 9.15  Further Assurances.  Whenever and so often as reasonably
                   ------------------
requested by the Agent, the Borrowers will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

     SECTION 9.16  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY
                   --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     SECTION 9.17  Foreign Subsidiaries  Notwithstanding any provision of any
                   --------------------
Loan Document to the contrary, (i) no more than 65% of the capital stock in or of any Subsidiary of any Borrower, which Subsidiary is incorporated under the laws of a jurisdiction outside the United States and which is a "controlled foreign corporation" within the meaning of Section 957(a) of the Code (each, a "Foreign Subsidiary"), shall be pledged or similarly hypothecated to guaranty or
 ------------------
support any Obligations of any Borrower, (ii) no Foreign Subsidiary shall guaranty or support any Obligation of any Borrower, and (iii) no security or similar interest shall be granted in the assets of any Foreign Subsidiary, which security or similar interest guarantees or supports any Obligation of any Borrower. The parties agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 9.17 shall be void ab
                                                                             --
initio.  The Borrowers may not (x) make any additional Investments in their
------
Foreign Subsidiaries or (y) transfer any assets or the proceeds of any Loans to any jurisdiction outside of the United States of America.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.


                                 BORROWERS:

                                 ICG COMMUNICATIONS, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Vice President

                                 ICG TEVIS, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Vice President

                                 ICG FUNDING, LLC

                                 By:  ICG Communications, Inc.,
                                      its Managing Member


                                      By: /s/ Bernard L. Zuroff
                                          ---------------------
                                      Name:  Bernard L. Zuroff
                                      Title: Vice President

                                 ICG SERVICES, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Executive Vice President

                                 ICG MOUNTAIN VIEW, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Executive Vice President

                                 ICG NETAHEAD, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Executive Vice President

                                 ICG EQUIPMENT, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Executive Vice President

                                 ICG CANADIAN ACQUISITION, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Executive Vice President

                                 ICG HOLDINGS (CANADA) CO.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Executive Vice President

                                 ICG HOLDINGS, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Executive Vice President

                                 ICG TELECOM GROUP, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Vice President

                                 NIKONET, LLC

                                 By:  ICG Telecom Group, Inc.,
                                      its Managing Member


                                      By: /s/ Bernard L. Zuroff
                                          ---------------------
                                      Name:  Bernard L. Zuroff
                                      Title: Vice President

                                 ICG OHIO LINX, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Vice President

                                 ICG ENHANCED SERVICES, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Vice President

                                 COMMUNICATIONS BUYING GROUP, INC.

                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Vice President

                                 ICG TELECOM GROUP OF VIRGINIA, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Vice President

                                 ICG DATACHOICE NETWORK SERVICES, L.L.C.

                                 By:  ICG Telecom Group, Inc.,
                                      its Managing Member


                                      By: /s/ Bernard L. Zuroff
                                          ---------------------
                                      Name:  Bernard L. Zuroff
                                      Title: Vice President

                                 PTI HARBOR BAY, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Vice President

                                 BAY AREA TELEPORT, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Vice President

                                 ICG ACCESS SERVICES - SOUTHEAST, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Vice President

                                 TRANS AMERICAN CABLE, INC.


                                 By: /s/ Bernard L. Zuroff
                                     ---------------------
                                 Name:  Bernard L. Zuroff
                                 Title: Vice President

                                  ICG TELECOM OF SAN DIEGO, L.P.

                                  By:  ICG Telecom Group, Inc.,
                                       its General Partner


                                       By: /s/ Bernard L. Zuroff
                                           ---------------------
                                       Name:  Bernard L. Zuroff
                                       Title: Vice President

                                  WESTERN PLAINS FINANCE, L.L.C.

                                  By:  ICG Telecom Group, Inc.,
                                       its Managing Member


                                       By: /s/ Bernard L. Zuroff
                                           ---------------------
                                       Name:  Bernard L. Zuroff
                                       Title: Vice President

                                  ICG CHOICECOM MANAGEMENT, LLC

                                  By:  ICG Telecom Group, Inc.,
                                       its Managing Member


                                       By: /s/ Bernard L. Zuroff
                                           ---------------------
                                       Name:  Bernard L. Zuroff
                                       Title: Vice President

                                  ICG CHOICECOM, L.P.

                                  By:  ICG ChoiceCom Management, LLC
                                       its General Partner

                                       By:  ICG Telecom Group, Inc.,
                                            its Managing Member


                                            By: /s/ Bernard L. Zuroff
                                                ---------------------
                                            Name:  Bernard L. Zuroff
                                            Title: Vice President

                                  DOWNNORTH, INC.


                                  By: /s/ Bernard L. Zuroff
                                      ---------------------
                                  Name:  Bernard L. Zuroff
                                  Title: Vice President

                                  THE CHASE MANHATTAN BANK,
                                  Individually and as Agent


                                  By: /s/ Norma C. Corio
                                      ------------------
                                  Name:  Norma C. Corio
                                  Title: Managing Director

                                 Annex A to the
                           Revolving Credit Agreement

                               COMMITMENT AMOUNTS

                          Dated as of December 4, 2000



                                           COMMITMENT             COMMITMENT
BANK                                           AMOUNT             PERCENTAGE

The Chase Manhattan Bank                 $200,000,000              100.0000%
Loan and Agency Services
One Chase Manhattan Plaza
8th Floor
New York, NY  10081
Attn:  Donna Montgomery
Tel:  (212) 552-7477
Fax:  (212) 552-5700








Total                                    $200,000,000              100.0000%
-----------------------------------------------------------------------------

                               Exhibit A to the
                          Revolving Credit Agreement

                              FORM OF FINAL ORDER
                        UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF DELAWARE

______________________________________X

In re:                                :  Chapter 11

ICG COMMUNICATIONS, INC., et al.,     :  Case No. 00-4238
                          -- ---

                                      :  (Jointly Administered)
                    Debtors.
______________________________________X


                   FINAL ORDER AUTHORIZING DEBTORS TO OBTAIN
                      POST-PETITION FINANCING PURSUANT TO
              11 U.S.C. (S)(S) 364(c)(1), 364(c)(2) and 364(c)(3)
                                    AND TO
                REPAY CERTAIN PRE-PETITION SECURED INDEBTEDNESS
                -----------------------------------------------

          Upon the Motion For Order Authorizing Post-Petition Financing Pursuant
                   -------------------------------------------------------------
To 11 U.S.C. (S)(S) 364(c) And 105 (the "Motion") of ICG Communications, Inc.
----------------------------------       ------
and certain of its direct and indirect subsidiaries identified on Schedule 1 hereto, each as a debtor and debtor in possession (hereinafter referred to collectively as the "Debtors"):
                     -------
          (i) seeking this Court's authorization, pursuant to Sections 364(c)(1), 364(c)(2), 364(c)(3) and 105 of the United States Bankruptcy Code, 11 U.S.C. (S)(S)101, et seq. (the "Code"), and Rules 2002, 4001 and
                                -- ---        ----
     9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"),
                                                             ----------------
     for the Debtors to obtain post-petition financing as described more fully below and in the Documents (as defined below) (the "Financing") up to the
                                                         ---------
     aggregate principal amount of $350,000,000 from The Chase Manhattan
               ---------
     Bank ("Chase" or "Agent"), 270 Park
            -----      -----

     Park Avenue, New York, New York 10017, with Chase acting as Agent for itself and a syndicate of banks, financial institutions and other institutional lenders to be arranged by Chase (together with Chase, the
                   -------
     "Lenders"), (x) with priority over any and all administrative expenses of the kind specified in any sections of the Code, including, without limitation, or arising or ordered under Sections 503(b), 105, 326, 328, 330, 331, 506(c), 507(a), 507(b), 546(c), 726 (to the extent permitted by law) and 1112 of the Code (other than the Carve-Out (as defined below)) pursuant to Section 364(c)(1) of the Code, (y) to be secured pursuant to
     Section 364(c)(2) of the Code by a valid and perfected first priority security interest in and lien upon all pre-petition and post-petition property, wherever located, of the Debtors, including, without limitation, all cash and cash balances of the Debtors wherever located, not subject to valid and perfected liens in existence at the time of the commencement of the Cases or to valid liens in existence at the time of such commencement that are perfected subsequent to such commencement as permitted by Section 546(b) of the Code (the "Unencumbered Collateral"), subject only to the
                               -----------------------
     Carve-Out, provided that following the Termination Date amounts in the
                --------
     Letter of Credit Account shall not be subject to the Carve-Out, and (z) to be secured pursuant to Section 364(c)(3) of the Code by a valid and perfected junior lien on all pre-petition and post-petition property, wherever located, of the Debtors, including, without limitation, all cash and cash balances of the Debtors wherever located, property of the Debtors, including, without limitation, all cash and cash balances of the Debtors wherever located, that is subject to valid and perfected liens in existence at the time of the commencement of the Cases or to valid liens in existence at the time of such commencement that are perfected subsequent to such commencement as permitted by Section 546(b) of the Code, including liens securing the Indebtedness (as defined in the Credit Agreement) under the Existing Agreement (as defined in the Credit Agreement)1/ (all of such property referred to in this clause (z) being hereinafter referred to as the "Encumbered Collateral"), junior to such valid and perfected Liens and
      ---------------------
     subject only to the Carve-Out, provided that upon repayment in full of
                                    --------
     all Indebtedness under the Existing Agreement, the obligations of the Borrowers under the Credit Agreement and under the Documents and in respect of Indebtedness permitted by Section 6.3(v) of the Credit Agreement shall automatically be secured, pursuant to Section 364(c)(2) of the Bankruptcy Code, by a valid and perfected first priority senior security interest and lien (subject to Liens permitted pursuant to clauses (i) and (ii) of Section 6.1 of the Credit Agreement) upon all pre-petition and post-petition property, wherever located, of the Borrowers that then secures the Indebtedness under the Existing Agreement, including, without limitation, all cash and cash balances of the Borrowers wherever located (subject only to the Carve-Out); and

          (ii) seeking this Court's authorization to repay, in full in accordance

_____________________

          1/   Existing Agreement is defined in the Credit Agreement to mean:
"that certain Credit Agreement dated as of August 12, 1999 among ICG Equipment, Inc. and ICG NetAhead, Inc., as borrowers, ICG Services, Inc., as parent, the several lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc, as sole book-runner and lead arranger, Royal Bank of Canada, as administrative agent and collateral agent, and Bank of America, N.A. and Barclays Bank PLC, as co-documentation agents, and shall include the "Loan Documents" (as defined therein) (each as heretofore amended, amended and restated or otherwise modified)."

     with the Credit Agreement and the terms of this Order, the Indebtedness arising under the Existing Agreement,

and, due notice of the Motion having been given by the Debtors pursuant to Bankruptcy Rule 4001(c), and upon the entire record made at the Final Hearing and after due deliberation and consideration and good and sufficient cause appearing therefor;

     IT IS FOUND, DETERMINED, ORDERED AND ADJUDGED, that:

     1. This Court has core jurisdiction over these proceedings and the parties and property affected hereby pursuant to 28 U.S.C. (S)(S)157(b) and 1334. Consideration of the Motion constitutes a core proceeding as defined in 28 U.S.C. (S)157(b)(2).

     2. The Debtors have a need to obtain financing in order to permit, among other things, the orderly continuation of the operation of its businesses, to maintain business relationships with vendors and suppliers, to make certain strategic capital expenditures, to repay all Indebtedness under the Existing Agreement and to satisfy other working capital needs. The ability of the Debtors to obtain sufficient working capital and liquidity through the incurrence of new Indebtedness for borrowed money and other financial accommodations is vital to the Debtors. The preservation and maintenance of the going concern values of the Debtors is integral to a successful Chapter 11 proceeding of the Debtors pursuant to the provisions of Chapter 11 of the Code. The Debtors are unable to obtain for these necessary purposes adequate unsecured credit allowable under Section 503(b)(1) of the Code as an administrative expense. A facility in the amount provided by the Financing is unavailable to the Borrower without the Debtors granting to the Agent and the Lenders (x) pursuant to Section 364(c)(1) of the Code, allowed superpriority claims, with respect to all Indebtedness and obligations of the Debtors

--------------------------------------------------------------------------------
under the Credit Agreement (and with respect to all Indebtedness and obligations in respect of overdrafts and related liabilities referred to in Section 6.3(v) of the Credit Agreement), having priority over any and all administrative expenses of the kind specified in any sections of the Code, including, without limitation, or arising or ordered under Sections 503(b), 105, 326, 328, 330, 331, 506(c), 507(a), 507(b), 546(c), 726 (to the extent permitted by law) and
1112 of the Code (other than the Carve-Out), (y) pursuant to Section 364(c)(2) of the Code, security for such Indebtedness and obligations by the granting of a valid and perfected first priority senior security interest in and lien upon all Unencumbered Collateral (subject only to the Carve-Out), provided that following
                                                         --------
the Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out; and (z) pursuant to Section 364(c)(3) of the Code, security for such Indebtedness and obligations by the granting of a valid and perfected junior security interest in and lien upon Encumbered Collateral (subject only to the Carve-Out), provided that upon repayment in full of all
                                 --------
Indebtedness under the Existing Agreement, the obligations of the Borrowers under the Credit Agreement and under the Documents and in respect of Indebtedness permitted by Section 6.3(v) of the Credit Agreement shall automatically and additionally be secured, pursuant to Section 364(c)(2) of the Bankruptcy Code, by a valid and perfected first priority senior security interest and lien (subject to Liens permitted by clauses (i) and (ii) of Section
6.1 of the Credit Agreement) upon all pre-petition and post-petition property, wherever located, of the Borrowers that then secures the Indebtedness under the Existing Agreement, including, without limitation, all cash and cash balances of the Borrowers wherever located (subject only to the Carve-Out).

     3. The terms of the Financing are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duty and are supported by reasonably equivalent value and fair consideration. The Financing has been negotiated in good faith and at arm's-length between the Debtors and the Agent and any credit extended, letters of credit issued for the account of and loans made to the Debtors by the Lenders pursuant to, and any credit extended in respect of overdrafts referred to in, the Revolving Credit Agreement dated as of December 1, 2000, among the Debtors, the Lenders and the Agent (the "Credit Agreement"),
                                                            ----------------
the Credit Agreement, shall be deemed to have been extended by the Lenders in "good faith," as that term is used in Section 364(e) of the Code.

     4. The Documents are hereby approved and the Debtors are immediately authorized and empowered to borrow or to obtain standby or import documentary letters of credit (up to a maximum sublimit of $10,000,000 for such standby letters of credit) pursuant to and in accordance with the Credit Agreement up to an aggregate of $350,000,000, which shall be used for the purposes set forth in the Credit Agreement. In addition, the Debtors are immediately authorized to the extent permitted in the Credit Agreement to incur overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house fund transfers provided to or for the benefit of the Debtors by Chase or any of its affiliates. Notwithstanding anything herein to the contrary, no Loans, Letters of Credit, or related cash or any portion of the Carve-Out amount provided for herein may be used to object to or contest in any manner, or raise any defenses to, the validity, priority or enforceability of the Indebtedness owing to the Agent or Lenders, or the claims or rights in favor of the Agent or Lenders securing such Indebtedness, or to assert any claims or causes of action against the Agent or Lenders in their capacity as Lenders or Agents under the Financing.

     5. The Debtors are expressly authorized, empowered and directed to execute and deliver to the Lenders, among other documents, the Credit Agreement and the Security and

Pledge Agreement (as defined in the Credit Agreement) to which the Debtors are parties (collectively, and together with the letter agreement referred to in paragraph 13(iii) hereof, the "Documents"). The Debtors are hereby authorized,
                               ---------
obligated and directed to perform and do all acts that may be required in connection with the Documents. Upon execution and delivery of the Documents, the Documents shall constitute valid and binding obligations of the Debtors that are parties thereto, enforceable against each Debtor that is a party thereto in accordance with their terms.

     6. As security for all of the Debtors' obligations and Indebtedness arising under the Financing and the Documents (and in respect of the overdrafts and related liabilities entered into with the Lenders referred to above), the Agent and the Lenders are granted, pursuant to Section 364(c)(1) of the Code, an allowed superpriority claim having priority over any and all administrative expenses of the kind specified in Sections 503(b), 105, 326, 328, 330, 331, 506(c), 507(a), 507(b), 546(c), 726 (to the extent permitted by law) and 1112 of the Code, subject only to (x) in the event of the occurrence of an Event of Default (as defined in the Credit Agreement) or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, the payment of allowed and unpaid professional fees and disbursements incurred by the Debtors and any statutory committee (each, a "Committee") appointed in the
                                                  ---------
Debtors' Chapter 11 cases (the "Cases") in an amount not in excess of $3,000,000
                                -----
(plus all professional fees and disbursements incurred prior to the occurrence of an Event of Default to the extent allowed by the Bankruptcy Court) and (y) the payment of fees pursuant to 28 U.S.C. (S)1930 and to the Clerk of the Court (collectively, the "Carve-Out"). No claim (other than claims or liens granted
                    ---------
prior to the date hereof) having a priority superior or pari passu with that
                                                        ---- -----
granted by this Order to the Agent and the Lenders shall arise or be granted while any portion of the Financing (or refinancing thereof by the Lenders during the pendency of these cases) or the commitment thereunder remains outstanding.

     7. So long as no Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing, the Debtors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of the Code, as the same may be due and payable. Any such compensation and expenses previously paid, or accrued but unpaid, prior to the occurrence of such Event of Default may also be paid and shall not be applied against the Carve-Out. Except to the extent of the Carve-Out, no expenses of the administration of the Cases or any future proceeding or case which may result therefrom, including liquidation in bankruptcy or other proceedings under the Code, shall be charged against the Agent, the Lenders or the Collateral, pursuant to Section 506(c) of the Code or otherwise, without the prior written consent of the Agent, and no such consent shall be implied from any other action, inaction, or acquiescence by the Agent or the Lenders.

     8. As security for all of the Debtors' obligations and Indebtedness arising under the Financing and the Documents (and in respect of overdrafts and related liabilities arising from cash management services provided by Chase or any of its affiliates referred to above), the Agent, on behalf of the Lenders, is hereby granted (effective upon the date of this Order and without the necessity of the execution by the Debtors of mortgages, security agreements or otherwise), pursuant to Section 364(c)(2) of the Code, a valid and perfected first priority senior security interest in and lien upon all Unencumbered Collateral (subject only to the Carve-Out), provided that following the
                                            --------
Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out. The security interests and liens granted to the Agent on behalf of the Lenders hereunder shall not (i) be subject to any lien or security interest which is avoided and preserved for the benefit of the Debtors' estates under
Section 551 of the Code, (ii) be subordinated to or made pari passu with any
                                                         ----  ----
other lien or security interest under Section 364(d) of the Code, or otherwise, or (iii) include Debtors' avoidance powers under Sections 544-549 of the Code.

     9. As security for all of the Debtors' obligations and Indebtedness arising under the Financing and the Documents (and in respect of overdrafts and related liabilities arising from cash management services provided by Chase or any of its affiliates referred to above), the Agent, on behalf of the Lenders, is hereby granted (effective upon the date of this Order and without the necessity of the execution by the Debtors of mortgages, security agreements or otherwise), pursuant to Section 364(c)(3) of the Code, a valid and perfected junior security interest in and lien upon all Encumbered Collateral (subject only to the Carve-Out), provided that upon repayment in full of all Indebtedness
                        --------
under the Existing Agreement pursuant to Paragraph 11 hereof, the obligations of the Borrowers under the Credit Agreement and under the Documents and in respect of Indebtedness permitted by Section 6.3(v) of the Credit Agreement shall automatically and additionally be secured, pursuant to Section 364(c)(2) of the Bankruptcy Code, by a valid and perfected first priority senior security interest and lien (subject to Liens permitted pursuant to clauses (i) and (ii) of Section 6.1 of the Credit Agreement) upon all pre-petition and post-petition property, wherever located, of the Borrowers that then secures the Existing Agreement, including, without limitation, all cash and cash balances of the Borrowers wherever located (subject only to the Carve-Out). The security interests and liens granted to the Agent on behalf of the Lenders hereunder, including the resulting first priority arising upon payment of the Indebtedness under the Existing Agreement pursuant to Paragraph 11 below shall not be (i) subject to any lien or security interest which is avoided and preserved for the benefit of the Debtors' estates under Section 551 of the Code or (ii) subordinated to or made pari passu with any lien or security interest
                                ---- -----
under Section 364(d) of the Code, or otherwise.

     10. The Agent and the Lenders shall not be required to file or to record financing statements, mortgages, notices of lien or similar instruments in any jurisdiction or take any other action in order to validate and perfect the security interests and liens granted to them pursuant to this Order. If the Agent, on behalf of the Lenders, shall, in its sole discretion, choose to file such financing statements, mortgages, notices of lien or similar instruments or otherwise confirm perfection of such security interests and liens, the Debtors shall execute such documents as requested by the Agent, and all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of this Order.

     11. Each of the Debtors is authorized and empowered to use proceeds of the Financing in accordance with the terms of the Credit Agreement. The Borrowers are hereby authorized in accordance with the Credit Agreement to pay in full (and not in part) simultaneously with the making of the first Loan or the issuance of the first Letter of Credit (as defined in the Credit Agreement) all of the then Indebtedness under the Existing Agreement. No Letter of Credit shall be issued to the Debtors prior to the payment in full (and not in part) of the Indebtedness under the Existing Agreement if after giving effect to such issuance the aggregate outstanding Letters of Credit would exceed $2,000,000.

     12. Nothing in this Order shall prejudice the right of any committee or party in interest in these proceedings to seek to (i) disallow the claims of the Existing Lenders, (ii) avoid any security or collateral interests claimed by the Existing Lenders in the assets of the Debtors, (iii) otherwise challenge the validity, priority or extent of the liens and/or claims of the Existing

Lenders, or (iv) disgorge all or any part of the payment by the Debtors to the Existing Lenders pursuant to Paragraph 11 above to the extent that said payment (or portion thereof) was in excess of the final amount of the allowed secured claim of the Existing Lenders, as determined (if an objection is filed) by final order of this Court. In the event that the Existing Lenders are required to disgorge any such amount in excess of their allowed secured claim, (i) the Debtors shall immediately cause said amount to be paid to the Agent for application against the then outstanding Indebtedness under the Financing; and
(ii) the Commitment shall be reduced in an equal amount. Accordingly, in the event that the Existing Lenders are required to disgorge all or any part of said payment by the Debtors, the resulting unsecured claims of the Existing Lenders shall in all respects be subject to the rights and liens of the Agent and the Lenders under this Order and the Credit Agreement. Any committee or party in interest shall have ninety days from the date hereof within which to file an objection or commence an action with respect to the claims or liens of the Existing Lenders. Thereafter, any and all challenges by any committee or party in interest to the validity, sufficiency, extent or perfection of the Indebtedness or liens of the Existing Lenders shall be forever barred. Until such time as the Indebtedness under the Existing Agreement is paid in full, the Debtors may provide the lenders under the Existing Agreement with such adequate protection of their interests under the Existing Agreement as the Court may authorize pursuant to separate order of the Court. Upon payment in full pursuant to Paragraph 11 above of all of the Indebtedness under the Existing Agreement, the obligations of the Borrowers under the Credit Agreement and under the Documents and in respect of Indebtedness permitted by Section 6.3(v) of the Credit Agreement shall automatically and in addition to the other liens and claims authorized by this Order be secured, pursuant to Section 364(c)(2) of the Bankruptcy Code, by a valid and perfected first priority senior security interest and lien (subject to Liens permitted pursuant to clauses (i) and (ii) of Section 6.1 of the Credit Agreement) upon all pre-petition and post-petition property of the Borrowers, including, without limitation, all cash and cash balance of the Borrowers wherever located, that then secures the Existing Agreement (subject only to the Carve-Out).

     13. Each of the Debtors is authorized and directed to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution of security agreements, mortgages and financing statements), and to pay fees, which may be reasonably required or necessary for the Debtors' performance under the Financing, including, without limitation: (i) the execution of the Documents, (ii) the execution of one or more amendments to the Credit Agreement for, among other things, the purpose of adding additional banks, financial institutions or other institutional lenders as Lenders and reallocating the commitments for the Financing among the Lenders, and modifying the affirmative and negative covenants set forth in the Credit Agreement, in each case in such form as the Debtors, the Agent and the Lenders may agree, and (iii) the non-refundable payment to Chase or the Lenders, as the case may be, of the Fees referred to in the Credit Agreement (and in the separate letter agreement dated November 13, 2000, between the Borrowers and Chase referred to in the Credit Agreement) and such Letter of Credit Fees, Commitment Fees and reasonable costs and expenses as may be due from time to time (without duplication) including, without limitation, reasonable attorneys' fees and disbursements as provided in the Documents, all as such terms are defined in the Documents. To the extent that, prior to the entry of this Order, the Debtors did or performed any acts, made, executed or delivered any instruments or documents or paid any fees, reasonably required or necessary for the Debtors' performance under the Financing, the same are hereby ratified.

     14. The Debtors, the Agent and the Lenders may amend, modify, supplement or waive any provision of the Documents if such amendment, modification, supplement or waiver is permitted under the terms of the Documents and is not material (in the good faith judgment of the Debtors and the Agent), without the need to apply to, or receive further approval from, the Court, provided,
                                                               --------
however, that the Debtors shall give notice to any Committee and the Office of the United States Trustee of any non-material amendments, waivers, supplements or modifications.

     15. Subject only to the provisions of the Credit Agreement, the automatic stay provisions of Section 362 of the Code are vacated and modified to the extent necessary so as to permit the Agent and the Lenders to exercise, upon the occurrence of an Event of Default and upon five (5) Business Days' (as that term is defined in the Credit Agreement) written notice to the Debtors, the Office of the United States Trustee and counsel to any Committee, all rights and remedies provided for in the Documents (including, without limitation, the right to setoff monies of the Debtors in accounts maintained with the Agent or any Lender).

     16. The Documents and the provisions of this Order shall be binding upon the Agent, the Lenders and the Debtors and their respective successors and assigns (including any Chapter 7 or Chapter 11 trustee hereinafter appointed or elected for the estate of any of the Debtors) and inure to the benefit of the Agent, the Lenders and the Debtors and (except with respect to any trustee hereinafter appointed or elected for the estate of any of the Debtors) their respective successors and assigns.

     17. Upon (i) final satisfaction and repayment in full of all obligations and Indebtedness to the Agent and the Lenders under the Credit Agreement, and
(ii) termination of the Commitment, then each of the Debtors shall thereafter have such rights of subrogation as between and among themselves based upon each respective Debtor's actual usage of or benefit from the proceeds of the Financing (subject to final determination of such amounts by this Court).

     18. Unless all obligations and Indebtedness owing to the Agent and the Lenders under the Credit Agreement shall theretofore have been indefeasibly paid in full (and, with respect to outstanding Letters of Credit issued pursuant to the Credit Agreement, the Debtors shall be in compliance with the provisions of
Section 2.3(b) the Credit Agreement), the Debtors shall not seek, and it shall constitute an Event of Default if any of the Debtors seek, or if there is entered, an order dismissing or converting any of the Cases, or a plan (or confirmation of such plan) that does not provide for the indefeasible payment in full in cash of the Indebtedness (including cash collateralization of all Letters of Credit or the deposit of standby Letters of Credit with the Agent as provided in the Credit Agreement) on the effective date of such plan. If an order dismissing or converting any of the Cases under Section 1112 of the Code or otherwise is at any time entered, such order shall provide (in accordance with Sections 105 and 349(b) of the Code) that (x) the superpriority claims, liens and security interests granted to the Agent and the Lenders pursuant to this Order shall continue in full force and effect and shall maintain their priorities as provided in this Order until all obligations in respect thereof shall have been paid and satisfied in full (and that such superpriority claims, liens and security interests, shall, notwithstanding such dismissal, remain binding on all parties in interest) and (y) this Court shall retain exclusive jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the claims, liens and security interests referred to in (x) above.

     19. If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect (x) the validity of any obligation, Indebtedness or liability incurred by the Debtors to the Lenders prior to written notice to the Agent of the effective date of such reversal, stay, modification or vacation, or (y) the validity and enforceability of any lien or priority authorized or created hereby or pursuant to the Credit Agreement with respect to any such obligations, Indebtedness or liability. Notwithstanding any such reversal, stay, modification or vacation, any Indebtedness, obligation or liability incurred by the Debtors to the Lenders prior to written notice to the Agent of the effective date of such reversal, stay, modification or vacation shall be governed in all respects by the original provisions of this Order, and the Lenders shall be entitled to all the rights, remedies, privileges and benefits, granted herein and/or pursuant to the Credit Agreement with respect to such Indebtedness, obligation or liability. The obligations of the Debtors under this Order and the Financing shall not be discharged by the entry of an order confirming a plan of reorganization in any of the Cases and, pursuant to Section 1141(d)(4) of the Code, the Debtors have waived such discharge.

     20. The notice given by the Debtors of the Motion and of the Final Hearing constitutes due and sufficient notice of the Motion and of the Final Hearing.


Dated: Wilmington, Delaware
       December ____, 2000




                                          -------------------------------
                                          UNITED STATES BANKRUPTCY JUDGE

SCHEDULE 1 TO FINAL ORDER


Subsidiaries
------------

Bay Area Teleport, Inc.
Communications Buying Group, Inc.
DownNorth, Inc.
ICG Access Services - Southeast, Inc.
ICG Canadian Acquisition, Inc.
ICG ChoiceCom, L.P.
ICG ChoiceCom Management, LLC
ICG DataChoice Network Services, LLC
ICG Enhanced Services, Inc.
ICG Equipment, Inc.
ICG Funding LLC
ICG Holdings (Canada) Co.
ICG Holdings, Inc.
ICG Mountain View, Inc.
ICG NetAhead, Inc.
ICG Ohio LINX, Inc.
ICG Services, Inc.
ICG Telecom Group, Inc.
ICG Telecom Group of Virginia, Inc.
ICG Telecom of San Diego, L.P.
ICG Tevis, Inc.
NikoNet, LLC
PTI Harbor Bay, Inc.
Trans American Cable, Inc.
Western Plains Finance, LLC

                               Exhibit B to the
                          Revolving Credit Agreement


                     FORM OF SECURITY AND PLEDGE AGREEMENT


     SECURITY AND PLEDGE AGREEMENT (the "Agreement"), dated as of December ___,
                                         ---------
2000, by and among ICG COMMUNICATIONS, INC., a Delaware corporation, and each of its direct or indirect subsidiaries party to the Credit Agreement (as hereinafter defined) (the "Grantors"), each of which Grantors is a debtor and
                           --------
debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and THE CHASE MANHATTAN BANK, a New York banking corporation as agent (in such capacity, the "Agent") for the lenders (the "Lenders") party to the Credit
               -----                         -------
Agreement.

                                  WITNESSETH:
                                  ----------

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Agent, the Lenders and the Grantors are entering into a Revolving Credit Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement"); and
                                     ----------------

     WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined; and

     WHEREAS, it is a condition precedent to the making of Loans and the issuance of Letters of Credit that the Grantors shall have granted a security interest, pledge and lien on (x) all cash maintained in the Letter of Credit Account pursuant to Section 364(c)(2) of the Bankruptcy Code and (y) certain of the Grantors' assets and properties and the proceeds thereof pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code; and

     WHEREAS, upon entry of the Final Order, the grant of such security interest, pledge and lien will have been authorized pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code ; and

     WHEREAS, to supplement the Final Order without in any way diminishing or limiting the effect of the Final Order or the security interest, pledge and lien granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and lien; and

     WHEREAS, upon entry of the Final Order, this Agreement will have been approved by the Bankruptcy Court;

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and issue Letters of Credit, the Grantors hereby agree with the Agent as follows:

     SECTION 1.  Grant of Security and Pledge.  Subject to entry of the Final
                 ----------------------------
Order, each of the Grantors hereby transfers, grants, bargains, sells, conveys, hypothecates, assigns, pledges and sets over to the Agent for its benefit and the ratable benefit of the Lenders, and hereby grants to the Agent for its benefit and the ratable benefit of the Lenders a perfected pledge and security interest in, all of the Grantors' right, title and interest in and to the following (the "Collateral"), which pledge and security interest shall be (x)
                ----------
junior to valid and perfected Liens permitted pursuant to clauses (i) and (ii) of Section 6.1 of the Credit Agreement, provided that upon repayment of all
                                        --------
Indebtedness under the Existing Agreement, the Obligations of the Borrowers hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section 6.3(v) of the Credit Agreement shall automatically be secured, pursuant to Section 364(c)(2) of the Bankruptcy Code, by a perfected first priority Lien (subject to valid and perfected Liens permitted pursuant to clauses (i) and (ii) of Section 6.1 of the Credit Agreement) on all property of the Borrowers that then secures the Existing Agreement, and (y) subject to the Carve-Out:

          (a) all "accounts" as defined in the Uniform Commercial Code as in effect from time to time in the State of New York, or when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction (the "UCC"), including, without limitation, all present
                              ---
and future accounts, accounts receivable and other rights of each of the Grantors to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, the "Accounts");
                                   --------

          (b) (i) all "inventory" as defined in the UCC, and (ii) all goods and merchandise now owned or hereafter acquired by each of the Grantors wherever located, whether in the possession of a Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise consisting of whole goods, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work-in-process, finished goods or materials used or consumed in such Grantor's business or processed by or on behalf of any Grantor (regardless of whether characterized as inventory under the UCC) (collectively, the "Inventory");
                                                ---------

          (c) (i) all "equipment" as defined in the UCC, and (ii) all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, aircraft and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by each of the Grantors and wherever located (collectively, the "Equipment");
                    ---------

          (d) all works of art now owned or hereafter acquired by each of the Grantors, including, without limitation, paintings, sketches, drawings, prints, sculptures, crafts, tapestries, porcelain, carvings, artifacts, renderings and designs;

          (e) all "general intangibles" as defined in the UCC, including, without limitation, all rights, interests, choses in action, causes of action, claims and all other intangible property of each of the Grantors of every kind and nature (other than Accounts, Trademarks, Patents and Copyrights), in each instance whether now owned or hereafter acquired by such Grantor, including, without limitation, all general intangibles; all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, licenses, franchises, customer lists, credit files, correspondence, and advertising materials; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements (including all license agreements with any other Person in connection with any of the Patents and Trademarks or such other Person's names or marks, whether such Grantor is a licensor or licensee under any such license agreement), and other contracts and contract rights (including, without limitation, all Material Contracts); all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements to the extent assignable relating to real or personal property; all payments due or made to each of the Grantors in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all deposit accounts (general or special) with any bank or other financial institution; all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which each of the Grantors is beneficiary; and all letters of credit, guaranties, liens, security interest and other security held by or granted to each of the Grantors; and all other intangible property, whether or not similar to the foregoing (collectively, the "General Intangibles");
                                                 -------------------

          (f) all chattel paper (as that term is defined in Article 9 of the UCC, including, without limitation, electronic chattel paper, as that term is defined in Revised Article 9), all instruments (as that term is defined in
Article 9 of the UCC), all notes and debt instruments and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of lading, warehouse receipts and other documents of title and documents, in each instance whether now owned or hereafter acquired by each of the Grantors;

          (g) all property or interests in property now or hereafter acquired by each of the Grantors which may be owned or hereafter may come into the possession, custody or control of the Agent or any agent or affiliate of the Agent in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), and all rights and interests of each of the Grantors, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credits, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money (including all cash and cash equivalents held in the Letter of Credit Account (as defined and referred to in the Credit Agreement)); (iii) proceeds of loans, including, without limitation, Loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof;

          (h) all of each Grantor's now owned or existing and filed and hereafter acquired or arising and filed trademarks, service marks, trademark or service mark registrations, trade names, trademark or service mark applications, trade styles, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and including, without limitation, each mark, registration, and application listed on Schedule 3 attached hereto and made a part hereof (as the same may be amended pursuant hereto from time to time), and (i) renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payment for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, (iv) all rights corresponding thereto throughout the world, and (v) together in each case with the good will of each Grantor's business connected with the use of each such trademark, service mark, trade name and trade dress (all of the foregoing being herein referred to as the "Trademarks");
                    ----------

          (i) all of each Grantor's now owned or existing and filed and hereafter acquired or arising and filed patents and patent applications of the United States and any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by each Grantor, and including without limitation the inventions and improvements described and claimed therein, and those patents and patent applications listed on Schedule 4 attached hereto and made a part hereof, and
(a) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all rights, title and interests corresponding thereto throughout the world (all of the foregoing patents and applications, and (e) the goodwill of Assignor's business connected with and symbolized by the foregoing, together with the items described in clauses (a)-(d), are sometimes hereinafter individually and/or collectively referred to as the "Patents");
                                                     -------

          (j) all of each Grantor's now owned, registered and unregistered, and hereafter acquired or arising, registered and unregistered, copyrights and copyright applications of the United States, or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office, the Library of Congress or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, including those listed on Schedule 5 attached hereto and made a part hereof (as the same may be amended pursuant hereto from time to time), and (i) the renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all rights, title, and interests corresponding thereto throughout the world (all of the foregoing being herein referred to as the "Copyrights");
                           ----------

          (k) all books, records, ledger cards and other property at any time evidencing or relating to the Accounts, Equipment, General Intangibles, Trademarks, Patents or Copyrights;

          (l) all shares of capital stock owned by any Grantor, including, without limitation, all shares of capital stock listed on Schedule 6 hereto (as such schedule may be amended or supplemented from time to time) of the issuers listed thereon (individually, an "Issuer", and collectively, the "Issuers") and
                                  ------                          -------
all shares of capital stock of any Issuer obtained in the future by such Grantor and the certificates, if any, representing or evidencing such shares and any interest of such Grantor on the books and records of such Issuer or on the books and records of any securities intermediary pertaining to such shares, and, subject to Section 9 below, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, and all rights and privileges of any Grantor with respect to such shares (the "Pledged Shares");
                                          --------------

          (m) all interests in any general partnership, limited partnership, limited liability partnership or other partnership held by any Grantor, including, without limitation, all partnership interests listed in Schedule 7 hereto (as such schedule may be amended or supplemented from time to time) of the partnerships listed thereon (individually, a "Partnership", and
                                                  -----------
collectively, the "Partnerships") and all partnership interests in any
                   ------------
Partnership obtained in the future by such Grantor and the certificates, if any, representing or evidencing such interests and any interest of such Grantor on the books and records of such Partnership or on the books and records of any securities intermediary pertaining to such interest, and, subject to Section 9 below, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and all rights and privileges of any Grantor with respect to such interests (the "Pledged Partnership Interests");
                                -----------------------------

          (n) all interests in any limited liability company or unlimited liability company held by any Grantor, including, without limitation, all limited liability company and unlimited liability company interests listed in
Schedule 8 hereto (as such schedule may be amended or supplemented from time to time) of the limited liability companies and the unlimited liability company listed thereon (individually, a "Company", and collectively, the "Companies")
                                 -------                          ---------
and all interests in any Company obtained in the future by such Grantor and the certificates, if any, representing or evidencing such interests and any interest of such Grantor on the books and records of such Company or on the books and records of any securities intermediary pertaining to such interest, and, subject to Section 9 below, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and all rights and privileges of any Grantor with respect to such interests (the "Pledged Company
                                     ---------------

Interests") (the Pledged Shares, the Pledged Partnership Interests and the
---------
Pledged Company Interests being collectively called the "Pledged Collateral");
                                                         ------------------

          (o)  all health-care-insurance receivables (the "Health-Care-Insurance
                                                           ---------------------
Receivables)", as such term is defined in the 1999 Official Text of Article 9 of
-----------
the Uniform Commercial Code with conforming amendments to Articles 1, 2, 2a, 4, 5, 6, 7 and 8 ("Revised Article 9");
                -----------------

          (p)  all letter of credit rights, as such term is defined in Revised
Article 9 (the "Letter of Credit Rights")
                -----------------------

          (q) all other personal property of each of the Grantors, whether tangible or intangible, and whether now owned or hereafter acquired; and

          (r) all proceeds and products of any of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

Notwithstanding anything contained herein to the contrary, the total amount of shares of capital stock or other ownership interests of any Person pledged pursuant to this Agreement that is not incorporated or organized in the United States shall in no event exceed sixty-five percent (65%) of the total outstanding shares of capital stock or such other ownership interests thereof.

For avoidance of doubt, it is expressly understood and agreed that, to the extent the UCC is revised subsequent to the date hereof such that the definition of any of the foregoing terms included in the description of Collateral is changed, the parties hereto desire that any property which is included in such changed definitions which would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision. Notwithstanding the immediately preceding sentence, the foregoing grant is intended to apply immediately on the date hereof to all Collateral to the fullest extent permitted by applicable law regardless of whether any particular item of Collateral is currently subject to the UCC.

     SECTION 2.  Security for Obligations.  This Agreement and the Collateral
                 ------------------------
secure the payment of all obligations of each of the Grantors, now or hereafter existing, under the Credit Agreement and the other Loan Documents (and any other documents in respect of such Obligations), and in respect of Indebtedness permitted by Section 6.3(v) of the Credit Agreement, whether for principal, interest, fees, expenses or otherwise, and all obligations of each of the Grantors now or hereafter existing under or in respect of this Agreement (all such obligations of the Grantors being herein called the "Obligations").
                                                          -----------

     SECTION 3.  Delivery of Pledged Collateral; Other Actions.  Upon written
                 ---------------------------------------------
request by the Agent (and without further order of the Bankruptcy Court), all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by the Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right (for the ratable benefit of the Lenders) to give (to the extent required) the five (5) Business Day notice referred to in the final proviso of Section 7.1 of the Credit Agreement (the "Default Notice") and, at any time after the expiration of
                       --------------
five (5) Business Days from the date of the Default Notice (the "Default Notice
                                                                 --------------
Period") in its discretion and without further notice to the Grantors, to
------
transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral.

     SECTION 4.  Representations and Warranties.  Each Grantor, jointly and
                 ------------------------------
severally, represents and warrants as follows:

          (a) As of the Filing Date, all of the Inventory and/or Equipment (other than motor vehicles and other immaterial amounts of Inventory and Equipment not exceeding, in the aggregate, $10,000,000 in value) is located at the places specified in Schedule 1 hereto. As of the Filing Date, the jurisdictions of formation, organization or incorporation, as the case may be, the chief places of business and chief executive offices of each of the Grantors and the offices where each Grantor keeps its records concerning any Accounts and any Health-Care-Insurance Receivables and all originals of all chattel paper which evidence any Account are located at the places specified in Schedule 2 hereto. As of the Filing Date, all trade names under which each of the Grantors have sold and will sell Inventory are listed on Schedule 3 hereto.

          (b) Each of the Grantors owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement and except as otherwise permitted under Section 6.1 of the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (x) in favor of the Agent relating to this Agreement and (y) in favor of any holder of a Lien permitted under Section 6.1 of the Credit Agreement.

          (c) As of the Filing Date, no Grantor owns any material Trademarks, Patents or Copyrights or has any material Trademarks, Patents or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, other than those described in Schedules 3, 4 and 5 hereto. As of the Filing Date, the registrations for the Trademarks, Patents and Copyrights disclosed on such Schedules 3, 4 and 5 hereto are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and each Patent, Trademark and Copyright is valid and enforceable. None of the material Trademarks, Patents or Copyrights has been abandoned or dedicated.

          (d) Each Grantor, as the case may be, is the sole and exclusive owner of the entire right, title and interest in and to each of its Trademarks, Patents and Copyrights, free and clear of any liens, charges and encumbrances except for Liens permitted pursuant to Section 6.1 of the Credit Agreement.

          (e) As of the Filing Date, no Grantor owns or holds any Pledged Collateral other than that described in Schedules 6, 7 and 8.

          (f) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

          (g) As of the Filing Date, each Grantor, as the case may be, is the record and beneficial owner of the Pledged Collateral described in Schedules 6, 7 and 8 free and clear of any Lien, security interest, option or other charge or encumbrance, except as permitted under Section 6.1 of the Credit Agreement.

          (h) As of the Filing Date, except as disclosed on Schedule 6, the Pledged Shares constitute all of the issued and outstanding shares of stock of each of the Issuers which is a Borrower or a Subsidiary of a Borrower and no such Issuer is under any contractual obligation to issue any additional shares of stock or any other securities, rights or indebtedness.

          (i) As of the Filing Date, except as disclosed on Schedule 7, the Pledged Partnership Interests constitute all of the issued and outstanding interests in each of the Partnerships and no Partnership is under any contractual obligation to issue any additional interests or any other rights or indebtedness.

          (j) As of the Filing Date, except as disclosed on Schedule 8, the Pledged Company Interests constitute all of the issued and outstanding interests in each of the Companies and no Company is under any contractual obligation to issue any additional interests or any other rights or indebtedness.

          (k) Upon the entry by the Bankruptcy Court of the Final Order, (i) each Grantor will be duly authorized to execute and deliver this Agreement to the Agent, and (ii) this Agreement will constitute the legal, valid and binding obligation of the Grantors, enforceable against the Grantors in accordance with its terms.

          (l) As of the Filing Date, all material letters of credit to which any Grantor has rights are listed on Schedule 9 (as amended or supplemented from time to time) hereto, and the Grantors have obtained the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to the Agent.

     SECTION 5.  Further Assurances.
                 ------------------

          (a) Each of the Grantors agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, and without further order of the Bankruptcy Court, each of the Grantors will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

          (b) Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof is sufficient as a financing statement where permitted by law.

          (c) Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

          (d) Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Agent.

     SECTION 6.  As to Equipment and Inventory.  Each Grantor shall:
                 -----------------------------

          (a) Keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business, motor vehicles and other immaterial amounts of Inventory and Equipment not exceeding, in the aggregate, $10,000,000 in value) at the places specified therefor in Schedule 1 hereto or, upon 30 days' prior written notice to the Agent, at other places in jurisdictions where all action required by Section 5 hereof shall have been taken to assure the continuation of the perfection of the security interest of the Agent (for its benefit and the ratable benefit of the Lenders) with respect to the Equipment and Inventory.

          (b) Subject to provisions of the Credit Agreement, maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent not obsolete and consistent with past practice of such Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or reasonably desirable to such end, except where the failure to do any of the foregoing would not result in a material adverse effect on the assets, properties or condition (financial or otherwise) of the Grantors, taken as a whole.

          (c) Until satisfaction in full of the Obligations, at any time when an Event of Default has occurred and is continuing: (i) each Grantor will perform any and all reasonable actions requested by the Agent to enforce the Agent's security interest in the Inventory and all of the Agent's rights hereunder, such as leasing warehouses to the Agent or its designee, placing and maintaining signs, appointing custodians, transferring Inventory to warehouses, and delivering to the Agent warehouse receipts and documents of title in the Agent's name; (ii) if any Inventory is in the possession or control of any of the Grantors' agents, contractors or processors or any other third party, each such Grantor will notify the Agent thereof and will notify such agents, contractors or processors or third party of the Agent's security interest therein and, upon request, instruct them to hold all such Inventory for the Agent and such Grantor's account, as their interests may appear, and subject to the Agent's instructions; (iii) the Agent shall have the right to hold all Inventory subject to the security interest granted hereunder; and (iv) the Agent shall have the right to give the Default Notice and, at any time after the expiration of the Default Notice Period, to take possession of the Inventory or any part thereof and to maintain such possession on such Grantor's premises or to remove any or all of the Inventory to such other place or places as the Agent desires in its sole discretion. If the Agent exercises its right to take possession of the Inventory, such Grantor, upon the Agent's demand, will assemble the Inventory and make it available to the Agent at such Grantor's premises at which it is located.

     SECTION 7.  As to Accounts.
                 --------------

          (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the location therefor specified in Section 4(a) hereof or, upon 30 days' prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by Section 5 hereof shall have been taken with respect to the Accounts. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of the Agent, at any time during normal business hours, to inspect and make abstracts from such records and chattel paper in accordance with Section 5.6 of the Credit Agreement.

          (b) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Grantor under the Accounts and, prior to the occurrence and continuance of an Event of Default, such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, the Grantors may, upon the occurrence and during the continuation of an Event of Default, take (and at the direction of the Agent shall take) such action as the Grantors or the Agent may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that upon written notice by the Agent to any Grantor,
              --------
following the occurrence and during the continuation of an Event of Default and after the expiration of the Default Notice Period, of its intention so to do, the Agent shall have the right to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice referred to in the proviso to the preceding sentence,
                                              -------
(i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Agent (for the ratable benefit of the Lenders) hereunder, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Grantors if such Event of Default shall have been cured or waived or (B) if such Event of Default shall be continuing, applied as provided by Section 16 hereof, and (ii) the Grantors shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

     SECTION 8.  As to Trademarks, Patents and Copyrights.
                 ----------------------------------------

          (a) (i) Each Grantor shall, either itself or through licensees, continue to use the Trademarks as each is currently used in the Grantor's business in order to maintain the Trademarks in full force free from any claim of abandonment for nonuse, and (ii) each such Grantor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated, unless, in the cases of clauses
(i) and (ii), such failure to maintain or use a Trademark is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operation or properties of the Grantors taken as a whole.

          (b) Unless and until an Event of Default shall have occurred, the Agent hereby grants to the Grantors the exclusive and nontransferable right and license to make, have made, use and sell the inventions disclosed and claimed in the Patents for the Grantors' own benefit and account and for none other. Each Grantor agrees that it will not sell or assign its interest in, or grant any sublicense under, the license granted to the Grantors under this subsection (b) without the prior written consent of the Agent. From and after the occurrence of any Default or Event of Default, the Grantors' license with respect to the Patents as set forth in this subsection (b) shall terminate, and the Agent shall have, in addition to all other rights and remedies given it by this Agreement, those allowed by law.

          (c) Each Grantor hereby agrees that the license granted to the Agent with respect to each of the Patents shall be without any liability for royalties or other related charges from the Agent to the Grantors. The assignment granted to the Agent herein with respect to each of the Patents shall terminate on the earlier of (i) the expiration of such Patent, and (ii) the payment in full of all of the Obligations and the termination of the Commitments.

          (d) No Grantor will do any act, or omit to do any act, whereby the Patents or Copyrights may become abandoned or dedicated and each such Grantor shall notify the Agent immediately if it knows of any reason or has reason to know that the application or registration of any of the Patents or Copyrights may become abandoned or dedicated, unless such abandonment or dedication is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operations or properties of the Grantors taken as a whole.

          (e) No Grantor will, either itself or through any agent, employee, licensee or designee, (i) file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof or
(ii) file any assignment of any Patent or Trademark, which such Grantor may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless such Grantor shall, within 30 days after the date of
                     ------
such filing, notify the Agent thereof, and, upon request of the Agent, execute and deliver any and all assignments, agreements, instruments, documents and papers as the Agent may request to evidence the Agent's interest in such Patent or

Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes the Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

          (f) Each Grantor will take all necessary steps in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, the Library of Congress or any similar office or agency in any other country or any political subdivision thereof, in order to maintain in all material respects each registered Trademark, Patent and Copyright, and to pursue each application for registration of any Trademark, Patent and Copyright not listed on Schedules 3, 4 or 5 hereto, including, without limitation, filing of renewals, payment of maintenance fees, filing of affidavits of use, filing of affidavits of incontestability and opposition, and participation in opposition, interference and cancellation proceedings, unless failure to take such steps is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operation or properties of the Grantors, taken as a whole.

          (g) Each Grantor will, without further order of the Bankruptcy Court, perform all acts and execute and deliver all further instruments and documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and Trademark Office, and the United States Copyright Office, respectively, reasonably requested by the Agent at any time to evidence, perfect, maintain, record and enforce the Agent's interest in all Trademarks, Patents and Copyrights or otherwise in furtherance of the provisions of this Agreement, and each Grantor hereby authorizes the Agent to execute and file one or more accurate financing statements (and similar documents) or copies thereof or of this Agreement with respect to Patents, Trademarks and Copyrights signed only by the Agent.

          (h) Each Grantor will, upon acquiring knowledge of any use by any person of any term or design likely to cause confusion with any Trademark, promptly notify the Agent of such use, and if requested by the Agent, shall join with the Agent, at such Grantor's expense, in such action as the Agent, in its reasonable discretion, may deem advisable for the protection of the Agent's interest in and to the Trademarks.

          (i) Each Grantor agrees that, should it obtain rights to any Patent, Trademark or Copyright which is not now identified on Schedules 3, 4 or 5, or become entitled to the benefit of any reissue, division, continuation, renewal, extension, or continuation-in-part of any Trademark, Patent or Copyright, (i) such Grantor shall give prompt written notice thereof to the Agent, (ii) the provisions of Section 1 of this Agreement shall automatically apply to any such Trademark, Patent or Copyright, and (iii) any such Trademark, Patent or Copyright shall automatically become part of the Collateral.

          (j) If any Grantor becomes aware that any Trademark, Patent or Copyright is infringed or misappropriated by a third party, such Grantor shall promptly notify the Agent and shall, if reasonably requested by the Agent, promptly sue for infringement or misappropriation and for recovery of all damages caused by such infringement or misappropriation, or, with the prior written consent of the Agent, shall take such other actions as the Agent shall reasonably deem appropriate under the circumstances to protect such Trademark, Patent or Copyright.

          (k) Each Grantor shall continue to use reasonable and proper statutory notice in connection with its use of each registered Patent, Trademark and Copyright.

          (l) This Agreement is executed by collateral purposes only and upon payment in full of the Obligations and termination of the Commitments, the Agent shall, at the Grantors' expense, execute and deliver to the Grantors all deeds, assignments and other instruments as may be necessary or proper to re-vest in the Grantors full title to the Trademarks, Patents and Copyrights, subject to any disposition thereof which may have been made by the Agent pursuant hereto or pursuant to the Credit Agreement.

     SECTION 9.  As to the Pledged Collateral; Voting Rights; Dividends; Etc.
                 ------------------------------------------------------------

          (a) So long as no Event of Default shall have occurred and be continuing:

               (i) the Grantors (as applicable) shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement;

               (ii) notwithstanding the provisions of Section 1 hereof, such Grantors shall be entitled to receive and retain any and all dividends, interest or distributions paid in respect of the Pledged Collateral; provided, that any and all
                      --------

               (A) dividends, interest or distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, and

               (B) dividends, interest or distributions paid or payable in cash in respect of any Pledged Collateral (other than the Pledged Collateral consisting of Pledged Shares, Pledged Partnership Interests or Pledged Company Interests of Subsidiaries of the Borrowers) in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

               (C) cash paid, payable or otherwise distributed in respect of, or in redemption of, or in exchange for, any Pledged Collateral (other than the Pledged Collateral consisting of Pledged Shares, Pledged Partnership Interests or Pledged Company Interests of Subsidiaries of the Borrowers);

     shall be, and shall be forthwith delivered to the Agent, to hold as Pledged Collateral and shall, if received by any of the Grantors, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

               (iii) the Agent shall execute and deliver (or cause to be executed and delivered) to the Grantors (as applicable) all such proxies and other instruments as the Grantors (as applicable) may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above;

          (b)  Upon the occurrence and during the continuance of an Event of
          Default:

               (i) upon written notice from the Agent to the Grantors (as applicable) to such effect, all rights of such Grantors (as applicable) to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral any such dividends; and

               (ii) all dividends which are received by such Grantors contrary to the provisions of paragraph (i) of this Section 9(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

     SECTION 10.  As to Material Contracts.
                  ------------------------

          (a) Each Grantor agrees that the Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Agent.

          (b) Each Grantor shall perform in all material respects all of its obligations with respect to the Material Contracts, except where the failure to do so would not result in a material adverse effect on the condition (financial or otherwise), operation or properties of the Grantors, taken as a whole.

          (c) Each Grantor shall promptly and diligently exercise each material right it may have under any Material Contract, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor may deem necessary or advisable in its good faith business judgment.

     SECTION 11.  Insurance.  Upon the occurrence and during the continuance
                  ---------
of any Event of Default, all insurance payments in respect of Inventory and Equipment shall be held, applied and paid to the Agent as specified in Section 16 hereof.

     SECTION 12.  Transfers to Others; Liens; Additional Shares and Interests.
                  -----------------------------------------------------------

          (a) Each Grantor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions otherwise permitted by the Credit Agreement or other Loan Documents.

          (b) Each Grantor shall not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure any obligation of any person or entity, except for the security interest created by this Agreement and the Final Order, or except as otherwise permitted under Section 6.1 of the Credit Agreement.

          (c) Each of the Grantors (as applicable) agrees that it will (i) cause each of the Issuers that are wholly-owned Subsidiaries not to issue any stock or other securities in addition to or substitution for the Pledged Shares issued by such Issuer, except to the respective Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional shares of stock or other securities of each Issuer.

          (d) Each of the Grantors (as applicable) agrees that it will (i) cause each of the Partnerships that are wholly-owned Subsidiaries not to issue any interests in addition to or substitution for the Pledged Partnership Interests issued by such Issuer, except to the respective Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional interests of each Partnership.

          (e) Each of the Grantors (as applicable) agrees that it will (i) cause each of the Companies that are wholly-owned Subsidiaries not to issue any interests in addition to or substitution for the Pledged Company Interests issued by such Company, except to the respective Grantor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional interests of each Company.

     SECTION 13.  Agent Appointed Attorney-in-Fact.  Each Grantor hereby
                  --------------------------------
irrevocably appoints the Agent such Grantor's attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent's discretion, upon and during the occurrence and continuation of an Event of Default at any time after the Agent has given the Default Notice and the Default Notice Period has expired, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

               (i) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 11 hereof,

               (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

               (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause
          (i) or (ii) above,

               (iv) to receive, endorse and collect all instruments made payable to the Grantors representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and

               (v) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

     SECTION 14.  Agent May Perform.  If any Grantor fails to perform any
                  -----------------
agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantors under Section 17(b) hereof.

     SECTION 15.  The Agent's Duties.  The powers conferred on the Agent
                  ------------------
hereunder are solely to protect its interest and the interests of the Lenders in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, including, without limitation, ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters.

     SECTION 16.  Remedies.  If any Event of Default shall have occurred and
                  --------
be continuing at any time after the Agent has given the Default Notice and the Default Notice Period has expired, and subject to the provisions of Section 7 of the Credit Agreement:

          (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, and without application to or order of the Bankruptcy Court, all the rights and remedies of a secured party on default under the UCC and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and (ii) without notice except as specified in the following sentence, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of such sale shall be required by law, at least ten days' notice to the Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) The Agent may instruct the Grantors not to make any further use of the Patents, Copyrights or Trademarks or any mark similar thereto for any purpose to the extent that such use would be inconsistent with the exercise by the Agent of any other remedies under this Section.

          (c) The Agent may license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Trademarks, Patents or Copyrights throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine.

          (d) The Agent may (without assuming any obligations or liability thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantors in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and each of the Grantors hereby releases the Agent from, and agrees to hold the Agent free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement.

          (e) In the event of any such license, assignment, sale or other disposition of the Collateral, or any of it, each Grantor shall supply its know-how and expertise relating to the manufacture and sale of the products bearing or in connection with the Trademarks, Patents or Copyrights, and its customer lists and other records relating to the Trademarks, Patents or Copyrights and to the distribution of said products, to the Agent or its designee.

          (f) In order to implement the assignment, sale or other disposal of any of the Trademarks, Patents or Copyrights, the Agent may, at any time, pursuant to the authority granted in Section 13 hereof, execute and deliver on behalf of the Grantors, one or more instruments of assignment of the Trademarks, Patents or Copyrights (or any application of registration thereof), in form suitable for filing, recording or registration in any country.

          (g) All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 17 hereof) in whole or in part against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

          (h) If at any time when the Agent shall determine to exercise its right to sell all or any part of the Pledged Collateral pursuant to this Section 16, such Pledged Collateral or the part thereof to be sold shall not be effectively registered under the Securities Act of 1933, as amended, and as from time to time in effect, and the rules and regulations thereunder (the "Securities Act"), the Agent is hereby expressly authorized to sell such Pledged
 --------------
Collateral or such part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Agent, in compliance with applicable securities laws, (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or such part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a restricted number of potential purchasers to effect such sale and (c) may restrict such sale to purchasers as to their number, nature of business and investment intention including without limitation to purchasers each of whom will represent and agree to the satisfaction of the Agent that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral, or part thereof, it being understood that the Agent may cause or require each Grantor, and each Grantor hereby agrees upon the written request of the Agent, to cause (i) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Collateral represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities; and (ii) the issuance of stop transfer instructions to such Issuer's transfer agent, if any, with respect to the Pledged Collateral, or, if such Issuer transfers its own securities, a notation in the appropriate records of such Issuer. In the event of any such sale, each Grantor does hereby consent and agree that the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price which the Agent may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid.

     SECTION 17.  Indemnity and Expenses.
                  ----------------------

          (a) Each Grantor, jointly and severally, agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities directly arising from the Agent's own gross negligence, willful misconduct or bad faith.

          (b) The Grantors will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by any of the Grantors to perform or observe any of the provisions hereof.

          (c) The Grantors assume all responsibility and liability arising from the use of the Trademarks, Patents and Copyrights, and the Grantors hereby, jointly and severally, indemnify and hold the Agent harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees) arising out of any alleged defect in any product manufactured, promoted or sold by any of the Grantors in connection with any Trademark or out of the manufacture, promotion, labeling, sale or advertisement of any such product by any of the Grantors except as the same may have resulted from the gross negligence, willful misconduct or bad faith of the Agent.

          (d) Each of the Grantors agree that the Agent does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by any of the Grantors, and except as the same may have resulted from the gross negligence or willful misconduct of the Agent, each of the Grantors hereby jointly and severally agree to indemnify and hold the Agent harmless with respect to any and all claims by any person relating thereto.

     SECTION 18.  Security Interest Absolute.  All rights of the Agent and
                  --------------------------
security interests hereunder, and all obligations of each of the Grantors hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Obligations.

     SECTION 19.  Amendments; Etc.  No amendment or waiver of any provision of
                  ---------------
this Agreement, nor any consent to any departure by any of the Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 20.  Addresses for Notices.  All notices and other communications
                  ---------------------
provided for hereunder shall be in writing and shall be given in accordance with the applicable provisions of the Credit Agreement.

     SECTION 21.  Continuing Security Interest. This Agreement shall create a
                  ----------------------------
continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon each of the Grantors, their successors and assigns and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each of the Lenders and their respective successors, transferees and assigns. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors subject to any existing liens, security interests or encumbrances on such Collateral. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

     SECTION 22.  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York and by Federal law (including, without limitation, the Bankruptcy Code) to the extent the same has pre-empted the law of the State of New York or such other jurisdiction.

     SECTION 23.  Headings.  Section headings in this Agreement are included
                  --------
herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     IN WITNESS WHEREOF, each of the Grantors and the Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                    GRANTORS:

                    ICG COMMUNICATIONS, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Vice President

                    ICG TEVIS, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Vice President

                    ICG FUNDING, LLC

                    By:  ICG Communications, Inc.,
                         its Managing Member


                         By:  _________________________
                         Name:  Bernard L. Zuroff
                         Title: Vice President

                    ICG SERVICES, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Executive Vice President

                    ICG MOUNTAIN VIEW, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Executive Vice President

                    ICG NETAHEAD, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Executive Vice President

                    ICG EQUIPMENT, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Executive Vice President

                    ICG CANADIAN ACQUISITION, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Executive Vice President

                    ICG HOLDINGS (CANADA) CO.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Executive Vice President

                    ICG HOLDINGS, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Executive Vice President

                    ICG TELECOM GROUP, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Vice President

                    NIKONET, LLC

                    By:  ICG Telecom Group, Inc.,
                         its Managing Member


                         By:  _________________________
                         Name:  Bernard L. Zuroff
                         Title: Vice President

                    ICG OHIO LINX, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Vice President

                    ICG ENHANCED SERVICES, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Vice President

                    COMMUNICATIONS BUYING GROUP, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Vice President

                    ICG TELECOM GROUP OF VIRGINIA, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Vice President

                    ICG DATACHOICE NETWORK SERVICES, L.L.C.

                    By:  ICG Telecom Group, Inc.,
                         its Managing Member


                         By:  _________________________
                         Name:  Bernard L. Zuroff
                         Title: Vice President

                    PTI HARBOR BAY, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Vice President

                    BAY AREA TELEPORT, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Vice President

                    ICG ACCESS SERVICES - SOUTHEAST, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Vice President

                    TRANS AMERICAN CABLE, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Vice President

                    ICG TELECOM OF SAN DIEGO, L.P.

                    By:  ICG Telecom Group, Inc.,
                         its General Partner


                         By:  _________________________
                         Name:  Bernard L. Zuroff
                         Title: Vice President

                    WESTERN PLAINS FINANCE, L.L.C.

                    By:  ICG Telecom Group, Inc.,
                         its Managing Member


                         By:  _________________________
                         Name:  Bernard L. Zuroff
                         Title: Vice President

                    ICG CHOICECOM MANAGEMENT, LLC

                    By:  ICG Telecom Group, Inc.,
                         its Managing Member


                         By:  _________________________
                         Name:  Bernard L. Zuroff
                         Title: Vice President

                    ICG CHOICECOM, L.P.

                    By:  ICG ChoiceCom Management, LLC
                         its General Partner

                         By:  ICG Telecom Group, Inc.,
                              its Managing Member


                              By:  _________________________
                              Name:  Bernard L. Zuroff
                              Title: Vice President

                    DOWNNORTH, INC.


                    By:  _________________________
                    Name:  Bernard L. Zuroff
                    Title: Vice President

                    AGENT:

                    THE CHASE MANHATTAN BANK


                    By:  _________________________
                    Name:  Norma C. Corio
                    Title: Managing Director

                                  SCHEDULE 1

                     Locations of Equipment and Inventory

                                  SCHEDULE 2

                         Locations of Chief Executive
                        Office, Chief Place of Business
                          and Locations Where Records
                         Concerning Accounts are Kept

                                  SCHEDULE 3

                                  Trademarks

                                  SCHEDULE 4

                                    Patents

                                  SCHEDULE 5

                                  Copyrights

                                  SCHEDULE 6

                                Pledged Shares


     Grantor           Issuer             Class             No. Of Shares
     -------           ------             -----             -------------

                                  SCHEDULE 7

                         Pledged Partnership Interests



     Grantor       Partnership       Percentage of Partnership Interests Held
     ------        -----------       ----------------------------------------

                                  SCHEDULE 8

                           Pledged Company Interests



     Grantor        Company            Percentage of Interests Held
     -------        -------            ----------------------------

                                  SCHEDULE 9

                          Material Letters of Credit

                               Exhibit C to the
                          Revolving Credit Agreement

                          FORM OF OPINION OF COUNSEL



                                         December ___, 2000



To Each Addressee
 Listed on Schedule I hereto

                         Re:  ICG Communications, Inc.
                              ------------------------


Ladies and Gentlemen:

          We have acted as special counsel to (i) ICG Communications, Inc., a Delaware corporation and a debtor and debtor-in-possession (the "Company") in a
                                                                 -------
pending case under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C.
(S)(S) 101-1330 (the "Bankruptcy Code"), and (ii) each of the entities listed on
                      ---------------
Schedule II, each of which is a direct or indirect subsidiary of the Company
-----------
(each, individually, a "Borrower" and collectively, with the Company, the
                        --------
"Borrowers") and each of which is a debtor and debtor-in-possession in a pending
 ---------
case (each, individually a "Case" and collectively, with the Chapter 11 case of
                            ----
the Company, the "Cases"), in connection with the preparation, execution and
                  -----
delivery of the Revolving Credit Agreement, dated as of November __, 2000 (the "Credit Agreement"), among the Borrowers, The Chase Manhattan Bank, a New York
 ----------------
banking corporation ("Chase"), each of the other financial institutions party
                      -----
thereto (together with Chase, the "Lenders") and Chase, as agent (in such
                                   -------
capacity, the "Agent") for the Lenders.  This opinion is being delivered
               -----
pursuant to Section 4.2(f) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

December __, 2000
Page 2

          In our examination we have assumed the genuineness of all signatures including indorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon representations of the Borrowers and of public officials, including the facts and conclusions set forth in the Officer's Certificate described in item 4 below.

          In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

               (1)  the Credit Agreement;

               (2) the Security and Pledge Agreement, dated as of November ___, 2000, by and among the Borrowers, as grantors, and the Agent (the "Security Agreement");
                          ------------------

               (3)  the Order, dated December __, 2000 (the "Final Order"), a
                                                             -----------
                    copy of which is annexed hereto as Exhibit A;
                                                       ---------

               (4) the Certificate of the Borrowers dated the date hereof, a copy of which is annexed hereto as Exhibit B (the "Officer's
                                                       ---------       ---------
                    Certificate"); and
                    -----------

               (5) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          We express no opinion as to the laws of any jurisdiction other than
(i) the Applicable Laws of the State of New York and (ii) the Applicable Laws of the United States of America. We have relied with your consent as to matters of the laws of the State of New York on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated the date hereof and addressed to us.

          The documents listed at items 1 and 2 above shall hereinafter be referred to collectively as the "Loan Documents". The following terms shall
                                 --------------
have the following meanings when used herein:

          (i)  "Applicable Laws" shall mean those laws, rules and regulations
                ---------------
               which, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents (including the Bankruptcy Code) without our having made any special investigation as to the applicability of any specific law, rule or regulation and which are not the subject of a specific opinion herein referring to a particular law or laws; and

          (ii) "Governmental Approval" shall mean any consent, approval,
                ---------------------
               license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to (x) the Applicable Laws of the State of New York or (y) the Applicable Laws of the United States of America.

          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. Each of the Loan Documents constitutes the valid and binding obligation of each Borrower party thereto enforceable against such Borrower in accordance with its terms under the laws of the State of New York. Our opinion in this paragraph is subject to the following qualifications:

                    (a) enforcement of the Loan Documents is subject to the Bankruptcy Court's general powers (including its powers as a court of equity), to applicable New York state bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                    (b) certain of the remedial provisions with respect to the Collateral (as defined in the Security Agreement) including waivers with respect to the exercise of remedies against the Collateral contained in the Loan Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any such agreement, taken as a whole;

                    (c) enforcement of the Loan Documents as each relates to the grant of a security interest in the Collateral may be subject to the terms of instruments, leases, contracts or other agreements between each Borrower party thereto and the other parties to such agreements, the rights of such other parties and any claims or defenses of such other parties against such Borrowers arising under or outside such instruments, leases or contracts or other agreements;

                    (d) we express no opinion as to the creation, perfection or priority of any lien on or security interest in the Collateral purported to be created by any Loan Document;

                    (e) we express no opinion regarding any provision of any Loan Document to the extent that it authorizes or permits any purchaser of a participation interest to set off or apply any deposit, property or indebtedness with respect to any participation interest;

                    (f) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Loan Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

                    (g) the enforceability of the Loan Documents may be limited to the extent any term or provision of the Loan Documents conflicts or is found to conflict with any term or provision of the Final Order.

          2. The execution and delivery by each Borrower of each Loan Document to which it is a party and the performance by each such Borrower of its obligations thereunder do not violate any provision of any Applicable Law of the State of New York or any Applicable Law of the United States of America.

          3. Other than the entry by the Bankruptcy Court of the Final Order, no Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required under any Applicable Law of the State of New York or the United States of America to authorize, or is required in connection with, the execution, delivery or performance of any Loan Documents.

          4. The Final Order was entered on the docket of the Clerk of the Bankruptcy Court for the Cases of the Borrowers (the "Docket") on December __,
                                                      ------
2000 (the "Effective Time").  Based solely upon our review of the Docket as it
           --------------
existed as of __ a.m. on December __, 2000, (x) we believe that the Final Order is in full force and effect and (y) no order amending, staying, vacating or rescinding the Final Order has been entered by the Bankruptcy Court. In connection with the foregoing, please note that there may be a delay between the time when papers are filed with the Bankruptcy Court and the time when such papers entered into the Docket. To our knowledge, as of the Effective Time, no order amending, staying, vacating or rescinding the Final Order has been entered by the Bankruptcy Court.

                        QUALIFICATIONS AND ASSUMPTIONS
                        ------------------------------

          A. In rendering the foregoing opinions as they relate to or are affected by the Final Order, we have the following qualifications and assumptions relating to the Final Order:

                    (a) we have assumed that each interested party, to the extent entitled thereto, has received or will receive due, sufficient and adequate notice of the Final Order and the Bankruptcy Court's hearing on the Final Order;

                    (b) you have not asked for, and we express no opinion herein, on the substantive effect of the Final Order or the provisions thereof;

                    (c) we have assumed that the evidence in the record at the hearing was adequate to support the relief requested in the Motion (as defined in the Final Order) and the entry of the Final Order; and

                    (d) in rendering our opinions in paragraphs 1, 2 and 3, we have relied on the terms of the Final Order as in effect at the Effective Time and reflected on the Docket at such time, and we express no opinion as to whether the Final Order may be subject to subsequent alteration or revocation by the Bankruptcy Court or another court of competent jurisdiction or effects of any such alteration or revocation on the transactions contemplated by the Loan Documents.

          B. In rendering the foregoing opinions, we also have assumed, with your consent, that:

                    (b) each Borrower has been duly incorporated or formed, as applicable, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable;

                    (c) each Borrower has the requisite power and authority, corporate or otherwise, to execute, deliver and perform all of its obligations under each of the Loan Documents to which it is a party, and the execution and delivery of such Loan Documents and the consummation by each Borrower of the transactions contemplated thereby have been duly authorized by all requisite action, corporate or otherwise, on the part of such Borrower;

                    (d) each of the Loan Documents has been duly executed and delivered by each Borrower that is a party thereto;

                    (e) the execution and delivery by each Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder do not and will not conflict with, contravene, violate or constitute a default under (i) the articles or certificate of incorporation or the by-laws (or the equivalent organizational and governing documents) of such Borrower, (ii) any law, rule, or regulation to which any Borrower is subject including, without limitation, the Investment Company Act of 1940, as amended, and the Public Utilities Holding Company Act of 1935, as amended (other than Applicable Laws, as to which we express our opinion in paragraph 2 herein), (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority (other than Governmental Approvals as to which we express our opinion in paragraph 3 herein); and

                    (f) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 3 herein) is required to authorize or is required in connection with the execution, delivery or performance by each Borrower of any Loan Document to which it is a party or the transactions contemplated thereby.

          We understand that you are separately receiving an opinion with respect to certain of the foregoing assumptions from Robert S. Albery, Esq., Assis-tant General Counsel to the Company, and we are advised that such opinion contains qualifications. Our opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinion.

          C. Finally, our opinions are also subject to the following assumptions and qualifications:

                    (b) each Loan Document constitutes the legal, valid and binding obligation of each party to such Loan Document (other than the Borrowers) enforceable against such party (other than the Borrowers) in accordance with its terms;

                    (c) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any Agent, Lender or other party (other than the Borrowers to the extent set forth herein) to the Loan Documents with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of the Agent, any Lender or other such party;

                    (d) each Lender and the Agent has acted in good faith in the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby;

                    (e) in rendering our opinions expressed herein, we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Loan Documents or any transactions contemplated thereby; and

                    (f) we call to your attention that the execution, delivery and performance by the Borrowers of the Loan Documents, the grant by the Borrowers pursuant thereto of security interests and other liens in respect of their assets, the issuance by each Borrower of the notes issued thereunder to which it is a party and the borrowing by the Borrowers of Borrowings thereunder may violate or constitute defaults under other agreements and instruments to which any Borrower or its property is subject, and, in giving our opinions herein, we are relying upon the effectiveness of the Final Order and the Bankruptcy Code.

          This opinion is being furnished only to the addressees named above in connection with the Loan Documents and is solely for their benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other Person or for any other purpose without our prior written consent, except that
(i) an assignee of a Lender which becomes a party to (and a Lender under) the Credit Agreement pursuant to subsection 9.3(b) of the Credit Agreement may rely on this opinion as if it were addressed and delivered to such assignee on the date hereof; and (ii) you may deliver a copy of this opinion to (A) any permitted assignee, transferee or participant in respect of your interest under the Credit Agreement, or (B) any regulatory authority having jurisdiction over any Agent or Lender; provided that, except as set forth in the preceding clause
                     --------
(i), no Person who receives a copy of this opinion pursuant to the preceding clause (ii) may use, quote, rely upon or otherwise refer to this opinion.

                                        Very truly yours,

                                                                   Schedule I to
                                                       SASM&F (Illinois) Opinion
                                                       -------------------------

                             Addressees of Opinion
                             ---------------------

                                                                  Schedule II to
                                                       SASM&F (Illinois) Opinion
                                                       -------------------------

                                 Subsidiaries
                                 ------------

                                                                    Exhibit A to
                                                       SASM&F (Illinois) Opinion
                                                       -------------------------

                                  Final Order
                                  -----------

                                                                    Exhibit B to
                                                       SASM&F (Illinois) Opinion
                                                       -------------------------

                             Officer's Certificate
                             ---------------------

                                   EXHIBIT C
                                    to the
                          Revolving Credit Agreement
                                  (Continued)


                   [Letterhead of ICG Communications, Inc.]



                                                  December __, 2000


To Each Addressee
 Listed on Schedule I hereto

          Re:       ICG Communications, Inc. Credit Facility
                    ----------------------------------------


Ladies and Gentlemen:

          I am the Assistant General Counsel of ICG Communications, Inc. ("ICG"), a Delaware corporation, and each of its subsidiaries (each a "Borrower"
  ---                                                                  --------
and collectively, the "Borrowers"), each a Debtor and Debtor-in-Possession in a
                       ---------
case  (each, individually a "Case" and collectively, with the Chapter 11 case of
                             ----
the Company, the "Cases"), pending under Chapter 11 of the Bankruptcy Code in
                  -----
the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy
                                                                      ----------
Court"), and am familiar with the transactions contemplated by the Revolving
-----
Credit Agreement, dated as of December ___, 2000 (the "Credit Agreement"), among
                                                       ----------------
the Borrowers, the Lenders party thereto and The Chase Manhattan Bank, as agent (the "Agent") for the Lenders. Capitalized terms used herein and not otherwise
      -----
defined have the meanings assigned thereto in the Credit Agreement.

          This opinion is being delivered pursuant to Section 4.2(f) of the Credit Agreement.

December __, 2000
Page 2

          In my examination, I have assumed the genuineness of all signatures, including indorsements, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all copies submitted to me as telefacsimile, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion, I have relied solely upon statements, representations and warranties of the Borrowers, the Lenders and the Agent, and their respective officers and representatives, and of public officials, and I have made no independent investigation or inquiry with respect to such factual matters.

          In rendering the opinions set forth herein, I have examined and relied on executed originals or copies of the following:

          (a)  the Credit Agreement;

          (b)  the Security and Pledge Agreement;

          (c)  the Order, dated December __, 2000 (the "Final Order"), a copy of
                                                        -----------
which is annexed hereto as Exhibit A;
                           ---------

          (d) copies of the Articles of Incorporation, Certificates of Incorporation, Certificates of Formation, By-Laws, Operating Agreements, or equivalent organizational documents of the Opinion Parties;

          (e) copies of certain resolutions of the Board of Directors or other governing body of each of the Borrowers adopted on November 13, 2000;

          (f) certificates of good standing or certificates of existence, from the applicable Governmental Authority of each Borrower's jurisdiction of incorporation, organization or formation; and

          (g) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

          With your permission, I have further assumed the due authorization, execution and delivery of the Loan Documents by all of the parties thereto other than

December ___, 2000
Page 3

the Borrowers, and that all parties thereto other than the Borrowers have complied or will comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated thereby.

          Based on the foregoing and subject to the qualifications and assumptions set forth herein, after giving effect to the Final Order, it is my opinion that:

          1. Each Borrower (i) has been duly incorporated or formed, as applicable, (ii) is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and (iii) has all requisite power and authority to own and operate its properties and to conduct its business as now being conducted.

          2. Each Borrower has all requisite power and authority, corporate or otherwise, to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party and the consummation by each Borrower of the transactions contemplated by the Loan Documents have been duly authorized by all requisite action, corporate or otherwise, on the part of such Borrower.

          3. Each of the Loan Documents has been duly and validly executed and delivered by each Borrower that is a party thereto.

          4. The execution and delivery by each Borrower of the Loan Documents to which it is a party and the performance of the obligations thereunder do not and will not conflict with, contravene, violate or constitute a default under
(a) the articles or certificate of incorporation or the by-laws (or the equivalent organizational and governing documents) of such Borrower, (b) any law, rule, or regulation to which any Borrower is subject including, without limitation, the Investment Company Act of 1940, as amended, and the Public Utilities Holding Company Act of 1935, as amended, (c) any judicial or administrative order or decree of any governmental authority, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

December ___, 2000
Page 4

          The opinions stated herein are subject to the following assumptions and qualifications:

               (a) In rendering our opinions herein I have relied on the terms of the Final Order as in effect on December __, 2000 and reflected on the docket of the Clerk of the Bankruptcy Court for the Cases of the Borrowers at such time, and we express no opinion as to whether the Final Order may be subject to subsequent alteration or revocation by the Bankruptcy Court or another court of competent jurisdiction or effects of any such alteration or revocation on the transactions contemplated by the Loan Documents.

               (b) I call to your attention that the execution, delivery and performance by the Borrowers of the Loan Documents, the grant by the Borrowers pursuant thereto of security interests and other liens in respect of their assets, the issuance by each Borrower of the Notes to which it is a party and the borrowing by the Borrowers of Borrowings thereunder may violate or constitute defaults under other agreements and instruments to which any Borrower or its property is subject, and, in giving the opinions herein, I am relying upon the effectiveness of the Final Order and the Bankruptcy Code.

          I do not express any opinion as to matters governed by any law other than the corporation law of the States of Delaware and of Colorado. I express no opinion as to the effect on the matters covered by this letter of the federal laws of the United States, including without limitation federal bankruptcy law, or the laws of any other jurisdiction.

          This opinion is predicated solely upon laws and regulations in existence as of the present date and as they currently apply and to the facts as they currently exist. I assume no obligation to revise or supplement this opinion should the present facts change or the present laws be changed by legislative action, judicial decision or otherwise.

          This opinion is being furnished only to the addressees named above in connection with the Loan Documents and is solely for their benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other Person or for any other purpose without our prior written consent, except that
(i) an assignee of

December ___, 2000
Page 5

a Lender which becomes a party to (and a Lender under) the Credit Agreement pursuant to subsection 9.3(b) of the Credit Agreement may rely on this opinion as if it were addressed and delivered to such assignee on the date hereof; and
(ii) you may deliver a copy of this opinion to (A) any permitted assignee, transferee or participant in respect of your interest under the Credit Agreement, or (B) any regulatory authority having jurisdiction over any Agent or Lender; provided that, except as set forth in the preceding clause (i), no
        --------
Person who receives a copy of this opinion pursuant to the preceding clause (ii) may use, quote, rely upon or otherwise refer to this opinion.


                                       Very truly yours,

                                                                      Schedule I
                                                                      ----------


                             Addressees of Opinion
                             ---------------------

                                                                       Exhibit A
                                                                       ---------


                                  Final Order
                                  -----------

                                Exhibit D to the
                           Revolving Credit Agreement

                       FORM OF ASSIGNMENT AND ACCEPTANCE


                          Dated: _____________, 200_

     Reference is made to the Revolving Credit Agreement, dated as of December ___, 2000 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among ICG Communications, Inc. and each of its
              ----------------
Subsidiaries party thereto, each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (collectively, the "Borrowers"), and The Chase
                                              ---------
Manhattan Bank, as agent (in such capacity, the "Agent") for the lenders (the
                                                 -----
"Lenders") party to the Credit Agreement.  Capitalized terms used herein and not
 -------
otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance between the Assignor (as set forth on Schedule I hereto and made a part hereof) and the Assignee (as set forth on
Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all
                                            -----------------
the Assignor's rights and obligations under the Credit Agreement in a principal amount as set forth on Schedule I.

     2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other of the Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) requests that the Agent evidence the Assigned Interest by recording the information contained on Schedule I in the Register which reflects the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Assignee; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty; and (vii) has supplied the information requested on the administrative questionnaire heretofore supplied by the Agent.



     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent, together with a processing and recordation fee of $3,500, for acceptance by it and recording by the Agent pursuant to Section 9.3 of the Credit Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Agent, be within ten Business Days after the execution of this Assignment and Acceptance).

     5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement provided that Assignor hereby represents and warrants that the restrictions set forth in Section 9.3 of the Credit Agreement pertaining to the minimum amount of assignments have been satisfied.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.


     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.

                    Schedule I to Assignment and Acceptance
                  Respecting the Revolving Credit Agreement,
                     dated as of December ___, 2000, among
         ICG Communications, Inc. and its Subsidiaries party thereto, the Lenders named therein, and
                      The Chase Manhattan Bank, as Agent

Legal Name of Assignor:

Legal Name of Assignee:

Effective Date of Assignment:

Principal                                         Percentage Assigned (to at least 8 decimals)
Amount                                            shown as a percentage of aggregate
Assigned                                          principal amount of all Banks
--------                                          -----------------------------
$__________                                       ______%


CONSENTED TO AND ACCEPTED:


THE CHASE MANHATTAN BANK,                         ____________________________,
as Agent                                          as Assignor


By___________________________                     By___________________________
  Name:                                             Name:
  Title:                                            Title:


____________________________,                     ___________________________,
as Fronting Bank                                  as Assignee

By___________________________                     By___________________________
  Name:                                             Name:
  Title:                                            Title:

                              Schedule 3.5 to the
                          Revolving Credit Agreement

                                 SUBSIDIARIES

                              Schedule 3.6 to the
                          Revolving Credit Agreement

                                     LIENS

                             Schedule 3.12 to the
                          Revolving Credit Agreement

                             INTELLECTUAL PROPERTY

                             Schedule 3.13 to the
                          Revolving Credit Agreement

                              MATERIAL CONTRACTS

                              Schedule 5.2 to the
                          Revolving Credit Agreement

                             CERTAIN SUBSIDIARIES

                              Schedule 6.3 to the
                          Revolving Credit Agreement

                           INTERCOMPANY INDEBTEDNESS

                             Schedule 6.10 to the
                          Revolving Credit Agreement

                             EXISTING INVESTMENTS

                             Schedule 6.13 to the
                          Revolving Credit Agreement

                       BORROWER TRANSACTION RESTRICTIONS